UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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ADEPT TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADEPT TECHNOLOGY, INC.

5960 Inglewood Drive

Pleasanton, California 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 6, 2009

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Adept Technology, Inc., a Delaware corporation, to be held on Friday, November 6, 2009 at noon local time at Adept’s corporate offices located at 5960 Inglewood Drive, Pleasanton, California 94588, for the following purposes:

1. To elect five directors to serve until the next Annual Meeting of stockholders or until their successors are duly elected and qualified;

2. To approve amendments to the Adept Technology, Inc. 2005 Equity Incentive Plan that would increase the number of shares of Common Stock authorized for issuance under the 2005 Equity Incentive Plan by 650,000 shares to a total of 1,250,000 shares, increase the maximum number of shares issuable for awards of incentive stock options granted under the 2005 Equity Incentive Plan to 1,000,000 shares, and increase the maximum number of shares subject to awards issued to any single individual under the 2005 Equity Incentive Plan to 160,000 shares per calendar year;

3. To ratify the selection of Armanino McKenna LLP to serve as the independent auditors of Adept for its fiscal year ending June 30, 2010; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

Whether or not you plan to attend the meeting, please vote as soon as possible.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on September 18, 2009 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors of Adept Technology, Inc.

Lisa M. Cummins
Corporate Secretary

Pleasanton, California

September 24, 2009

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING WHETHER OR NOT YOU ATTEND, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE. IF YOU CHOSE TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ADEPT TECHNOLOGY, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Adept Technology, Inc., a Delaware corporation, which is referred to in this proxy statement as Adept, for use at the Annual Meeting of stockholders to be held Friday, November 6, 2009 at noon local time, or at any adjournment or postponement of the Annual Meeting, for the purposes specified in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Adept’s corporate offices located at 5960 Inglewood Drive, Pleasanton, California 94588.

When proxies are properly voted, whether as instructed in the Notice of Internet Availability of Proxy Materials or by dating, executing and returning a paper proxy, the shares they represent will be voted at the Annual Meeting according to the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

•	for the election of the five nominees for directors listed in this proxy statement to serve until the next Annual Meeting of stockholders or until their successors are duly elected and qualified;

•

to approve amendments to the Adept Technology, Inc. 2005 Equity Incentive Plan that would increase the number of shares of Common Stock authorized for issuance under the 2005 Equity Incentive Plan by 650,000 shares to a total of 1,250,000 shares, increase the maximum number of shares issuable for awards of incentive stock options granted under the 2005 Equity Incentive Plan to 1,000,000 shares, and increase the maximum number of shares subject to awards issued to any single individual under the 2005 Equity Incentive Plan to 160,000 shares per calendar year;

•	to ratify the selection of Armanino McKenna LLP to serve as the independent auditors of Adept for its fiscal year ending June 30, 2010; and

•

at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

Internet Availability of Proxy Materials and Annual Report

These proxy solicitation materials are available at www.proxyvote.com on or about September 24, 2009 to all stockholders entitled to vote at the Annual Meeting. A copy of Adept’s Annual Report to Stockholders on Form 10-K will be made available at www.proxyvote.com concurrently with these proxy solicitation materials.

Pursuant to the rules adopted by the Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, Adept is required to provide access to our proxy materials via the Internet to a website. Accordingly, Adept is now furnishing proxy materials to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. Adept believes that this new process should expedite stockholders’ receipt of proxy materials, lower the costs incurred by Adept for the Annual Meeting and help to conserve natural resources. On or about September 24, 2009, Adept mailed to each stockholder of record and beneficial owners (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, in the form of a mailing titled “Important Notice Regarding the

Availability of Proxy Materials,” that contains instructions on how to access and review the proxy materials, including this proxy statement and Adept’s Annual Report to Stockholders on Form 10-K, on a website referred to in such notice and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and how to instruct us to send future proxy materials to stockholders electronically by email. Any stockholder’s election to receive the Proxy Materials by email will remain in effect until such stockholder terminates the request. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of Adept’s proxy materials, currently or on an ongoing basis, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Record Date and Shares Outstanding

Stockholders of record at the close of business on September 18, 2009, referred to in this proxy statement as the Record Date, are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 8,304,195 shares of Adept’s common stock, $0.001 par value, were issued and outstanding.

Revocability of Proxies

Whether the proxy is submitted via the Internet, by telephone or by mail, any proxy given as a result of this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Adept a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, be sufficient to revoke a proxy.

Voting and Quorum; Vote Required

Each holder of common stock is entitled to one vote for each share of common stock held by that stockholder on the Record Date.

Stockholders of record have three options for submitting their vote prior to the Annual Meeting: (i) vote via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, (ii) vote via telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or (iii) complete, sign, date and mail in a paper proxy card in a pre-addressed envelope, which you can request as outlined in the Notice of Internet Availability of Proxy Materials.

If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any votes that were previously submitted—whether via the Internet, by telephone or by mail—will be superseded by the vote that is cast at the Annual Meeting. Whether the proxy is submitted via the Internet, by telephone or by mail, if it is properly completed and submitted and if it is not revoked prior to the Annual Meeting, the shares will be voted at the Annual Meeting in the manner set forth in this proxy statement or as otherwise specified by the stockholder.

The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. That is, if there were more than the five nominees currently proposed for election to the Board, which we do not expect, the five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected directors. Stockholders will not be allowed to cumulate their votes in the election of directors.

Each other item to be voted on at the Annual Meeting, including the proposal to amend the 2005 Equity Incentive Plan, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

A quorum comprising the holders of a majority of the outstanding shares of common stock entitled to vote on the Record Date must be present or represented by proxy to transact business at the Annual Meeting. If the persons present or represented by proxy constitute less than a majority of the outstanding stock as of the Record Date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

Broker non-votes and abstentions will be counted as present for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast regarding any particular proposal except as specifically discussed in this paragraph. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. The proposal to amend the 2005 Equity Incentive Plan (Proposal Two) and the proposal to ratify Armanino McKenna LLP as our independent auditors (Proposal Three) must be approved by a majority of the shares cast, provided that the total votes cast in favor represents at least a majority of the quorum required for the meeting. As a result, broker non-votes generally have no effect and abstentions, which are treated as shares present or represented and voting, will count as a vote against on Proposals Two and Three.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter. “Broker non-votes,” are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained with respect to Proposals Two and Three.

Recommendations of the Board of Directors

Adept’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal One); FOR the amendments to Adept’s 2005 Equity Incentive Plan (Proposal Two); and FOR the ratification of the selection of Armanino McKenna LLP as Adept’s independent auditors for the fiscal year ending June 30, 2010 (Proposal Three).

Solicitation of Proxies

The cost of this solicitation will be borne by Adept, which is making this solicitation on our own behalf. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to the beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone or facsimile.

Stockholders Sharing the Same Last Name and Address

Adept has adopted a procedure called “householding,” which has been approved by the SEC, for certain beneficial owners of our common stock. In accordance with this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials or, if applicable, a paper copy of the annual report and proxy statement, to certain stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure is designed to reduce duplicate mailing and save significant printing and postage costs as well as natural resources. Stockholders who participate in householding will continue to be able to execute separate proxies.

If you received a householded mailing this year and you would like to have additional copies of our Notice of Internet Availability of Proxy Materials or, if applicable, additional copies of our annual report and/or proxy statement, mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Adept’s Corporate Secretary in writing at 5960 Inglewood Drive, Pleasanton, California 94588, or call Adept at (925) 245-3400. Adept will deliver a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the annual report and/or proxy statement to you promptly upon receipt of your request. You may also contact us at the address and phone number above if you received multiple copies of the Notice of Internet Availability of Proxy Materials or, if applicable, Annual Meeting materials and would prefer to receive a single copy in the future.

Copies of our Annual Report on Form 10-K

In addition to being available at www.proxyvote.com, copies of our Annual Report on Form 10-K are also available free of charge both on our website at www.adept.com and by request. You may also request a 10-K by calling Adept Technology at (925) 245-3400, emailing us at investor.relations@adept.com or writing to us at Adept Technology, Inc., 5960 Inglewood Drive, Pleasanton, California 94588, Attention: Investor Relations.

Stockholder Proposals and Nominations

For business to be conducted or nominations to be considered at the Annual Meeting, the business or nominations must be properly brought before the meeting. Under Rule 14a-8 of Regulation 14A of the Exchange Act, any stockholder intending to submit a proposal to Adept that qualifies for inclusion in Adept’s proxy statement and proxy relating to the Annual Meeting of stockholders to be held in 2010 must submit such proposal in writing to the secretary of Adept so that it is received by Adept no later than May 28, 2010 and must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee that it will be included in Adept’s proxy statement or proxy.

Alternatively, under Adept’s bylaws, a proposal or nomination that the stockholder does not seek to include in Adept’s proxy statement pursuant to Rule 14a-8 must be submitted in writing to the Corporate Secretary of Adept at the principal executive offices of the corporation not later than the close of business on August 8, 2010 (the 90th day prior to the first anniversary of the preceding year’s Annual Meeting) nor earlier than the close of business on July 9, 2010 (the 120th day prior to the first anniversary of the preceding year’s Annual Meeting). If the date of the Annual Meeting of stockholders changes by more than 30 days from the date of the anniversary of the prior year’s Annual Meeting, stockholder nominations and proposals must be received not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is fewer than one hundred (100) days prior to the date of such annual meeting, by the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. If the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company. Nominations and proposals must include certain information concerning the nominee or the business proposed, as applicable, the text of any proposal (including the text of any proposed resolutions or bylaw amendments), certain representations of the proponent, as well as the proponent stockholder’s ownership of Adept common stock, including, among other information as required in Adept’s Bylaws, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, or as such rules may be amended or superseded. Nominations and proposals not meeting these requirements will not be entertained at the Annual Meeting.

If the stockholder does not also comply with the requirements of Rule 14a-4, Adept may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

CORPORATE GOVERNANCE

Adept’s common stock is listed under the symbol “ADEP” on the NASDAQ Global Market, which is referred to in this proxy statement as NASDAQ.

Adept and our Board of Directors, which is also referred to in this proxy statement as the Board, regularly review and evaluate Adept’s corporate governance practices. Our corporate governance documents are posted on the investor relations page of our website at www.adept.com. Printed copies of these documents are also available without charge to stockholders upon written request directed to Office of the Corporate Secretary, Adept Technology, Inc., 5960 Inglewood Drive, Pleasanton, California 94588.

Corporate Governance Guidelines

The Board of Directors of Adept has adopted Corporate Governance Guidelines for the Board, which cover topics relating to the Board including, but not limited to, Board membership criteria and the composition of the Board, the selection of new directors, Board leadership, Board compensation, responsibilities of directors regarding attendance, continuing education of directors, access to senior management and outside advisors, meeting procedures, committee matters and CEO evaluation. The Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines annually, and the Board may amend the Corporate Governance Guidelines at any time.

Code of Business Conduct

Adept has adopted a Code of Business Conduct to provide standards for ethical conduct, which applies to the Board of Directors, officers, and all Adept employees, including without limitation, our Chief Executive Officer and principal financial officer. The Code of Business Conduct covers topics including, but not limited to, the expected standards of employee conduct, conflicts of interest, certain internal controls and reporting, compliance with securities and other laws, confidentiality of information, insider trading, and competition and fair dealing and contains compliance standards and procedures. Any waiver of a provision of the Code of Business Conduct with respect to a director or executive officer may only be made by the Board or its Nominating and Corporate Governance Committee. Adept will file with the SEC on Form 8-K and post on its website all amendments to the Code of Business Conduct and waivers of its provisions made with respect to any director or executive officer in accordance with the applicable SEC and NASDAQ rules.

ADEPT TECHNOLOGY BOARD OF DIRECTORS

Director Independence

A majority of the Board of Directors of Adept are “independent directors.” In determining independence, the Board applies the standards of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act, and the corporate governance listing standards of NASDAQ. In making these determinations, the Board considers all relevant facts and circumstances relating to each director, his current and prior employment and other relationships as set forth in the NASDAQ listing standards.

The Board has determined that all of Adept’s directors serving during any part of fiscal 2009 other than Mr. Bucher, Adept’s former Chief Executive Officer, and Mr. Dulchinos, Adept’s current President and Chief Executive Officer, are “independent directors” within the meaning of the corporate governance listing standards of NASDAQ.

In connection with the determination of independence of its directors, Adept considered the director designee relationship discussed further below for Mr. Majteles.

Board Meetings

The Board of Directors of Adept held nine meetings during Adept’s fiscal year ended June 30, 2009, referred to in this proxy statement as fiscal 2009, in addition to taking actions by unanimous written consent. Each director attended more than 75% of the aggregated total number of meetings of the Board of Directors and the committees on which he served during the period in which he served as a director in fiscal 2009, except for Mr. Majteles, who attended 64% of relevant meetings.

Consistent with Adept’s Corporate Governance Guidelines, Adept’s independent directors meet at regularly scheduled and special executive sessions without management.

Director Attendance at Stockholder Meetings

Adept’s Corporate Governance Guidelines strongly encourage directors to attend its Annual Meetings of stockholders and any special meetings of stockholders. Four of Adept’s six current directors attended the last Annual Meeting of stockholders.

Contacting the Board of Directors

Stockholders interested in generally communicating directly with the Board, the Chairman of the Board of Directors, or the non-management directors as a group may do so by sending a letter to the Adept Technology, Inc. Board of Directors, c/o the Office of the Corporate Secretary, Adept Technology, Inc., 5960 Inglewood Drive, Pleasanton, California 94588. Information regarding communications with the Board of Directors regarding audit and accounting matters or other matters is posted under “Whistleblower Procedures” on the investor relations page of Adept’s website at www.adept.com.

Inquiries and other communications may be submitted anonymously and confidentially.

The Chairman of the Audit Committee will review all such correspondence addressed to the Corporate Secretary and forward it to the Chairman of the Board, Chairman of the Nominating and Corporate Governance Committee, Audit Committee or to any individual director, group of directors or Committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to, and consistent with, Adept’s business and financial operations, policies and corporate philosophies.

The Chairman of the Audit Committee has the authority (which has been delegated by the Corporate Secretary), in the Chairman’s discretion, to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such communications that are reasonably determined to be of a commercial or frivolous nature, unduly hostile, threatening, illegal, or not reasonably related to Adept or its business. In some cases, the company counsel may determine that communications be forwarded elsewhere in the company for review and possible response.

The foregoing procedures do not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 (discussed under “Stockholder Proposals and Nominations” above) and communications made in connection with such proposals, which shall be handled in a manner consistent with Adept’s Bylaws and applicable law or (ii) service of process or any other notice in a legal proceeding.

Committees of the Board of Directors

The Board of Directors has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Copies of the current charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee can be accessed on Adept’s website at www.adept.com. Additionally, from time to time, the Board may appoint a special committee of independent directors for the purposes of such matters as evaluating related party transactions, merger and acquisition related opportunities, litigation or other non-routine items.

The following table sets forth the three standing committees, the members of each committee during fiscal 2009, and the number of meetings held by each committee.

Name of Director	Audit Committee	Compensation Committee	Nominating Committee
A. Richard Juelis	Chair		Member

Michael P. Kelly	Member	Member	Chair

Robert J. Majteles		Member

Herbert J. Martin	Member	Chair	Member

Meetings held in fiscal 2009	9	5	1

Audit Committee. The Audit Committee is responsible for representing and assisting the Board of Directors in (i) its oversight of the quality and integrity of Adept’s financial statements and other SEC filings, (ii) its oversight of the effectiveness of Adept’s system of internal controls, and auditing, accounting and financial reporting processes, (iii) the appointment and oversight of Adept’s independent auditors, including reviewing the auditors’ qualifications, independence and performance, (iv) the pre-approval of all audit and allowable non-audit services provided by Adept’s independent auditors, and (v) compliance with legal and ethical requirements associated with accounting and audit matters, corporate securities trading, investor communications, and (unless addressed by another independent body of the Board, such as by the Nominating and Corporate Governance Committee in the exercise of their responsibilities regarding the Code of Business Conduct) related party transactions. Each of the members of the Audit Committee is “independent” as defined in the NASDAQ corporate governance listing standards and Rule 10A-3 of the Exchange Act. In addition, each of the members of the Audit Committee is able to read and understand fundamental financial statements as required by the corporate governance listing standards of NASDAQ. The Audit Committee met nine times during fiscal 2009 and was comprised of three non-employee directors, including Messrs. Juelis (Chairman), Kelly and Martin. The Board has determined that Messrs. Juelis and Kelly are “audit committee financial experts” as defined by rules promulgated by the SEC.

Compensation Committee. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers of Adept and administering executive incentive compensation and employee benefit plans. The Compensation Committee met five times during fiscal 2009, in addition to taking certain actions by written consent, and was comprised of three non-employee directors, including Messrs. Martin (Chairman), Kelly and Majteles. Each of the members of the Compensation Committee is “independent” as defined by the corporate governance listing standards of NASDAQ and a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

Role of the Compensation Committee

Our executive compensation program is administered by the Compensation Committee of the Board of Directors. During fiscal 2009 the members of the committee were Messrs. Martin (Chairman), Kelly and Majteles, each an independent, non-employee director.

Under the terms of its charter, the Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our executive officers, administering our executive incentive compensation program, and reviewing, approving and administering all other employee compensation and benefit programs, including our equity compensation plans. The Compensation Committee has direct authority and responsibility to oversee Adept’s overall compensation structure, policies and programs and to assess whether our compensation structure establishes appropriate incentives for management and employees.

In fulfilling its role, the Compensation Committee meets to review and approve corporate goals and objectives relevant to the compensation of our CEO and other Named Executive Officers, referred to in this proxy statement as NEOs, evaluate the performance of our CEO and other NEOs in light of these goals and objectives, and determine and approve annual compensation both for our CEO and the other NEOs based on this evaluation. The CEO does not have a role in setting his own compensation.

The Compensation Committee reviews and determines the compensation of our CEO and our other NEOs, based, in part, on its evaluation of a variety of criteria such as comparable and market compensation data from peer companies, executive performance and potential, and other information determined by the Compensation Committee to be important. Data used for peer company analysis includes data assembled by Radford Consulting by direction of Adept’s Human Resources Director at the request of the Compensation Committee, and includes salary and compensation information and equity ownership of executive officers and directors for approximately 35 technology companies determined to be peers for the purposes of evaluating executive compensation. The Compensation Committee also considers the recommendations of the CEO when determining annual base and incentive compensation for our other NEOs. On at least an annual basis, the Compensation Committee or Board also considers the approval of stock option or other equity or cash incentive awards for all our NEOs. In addition, the Compensation Committee reviews and generally recommends to the Board of Directors employment agreements and severance arrangements for our NEOs.

Periodically, the Compensation Committee reviews the compensation of directors for service on Adept’s Board and its committees and recommends changes to the Board. The Committee also performs self-evaluations and assesses the adequacy of the Committee’s charter and recommends modifications or amendments to the Board. The Compensation Committee has the authority to retain outside counsel, experts and other advisors and to obtain other data or resources as it determines appropriate. During fiscal 2009, the Compensation Committee limited its use of consulting resources to those retained by Adept as described above.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (i) identifies, screens and recommends qualified candidates to serve as directors of Adept, (ii) evaluates Adept’s Board, its committees and the continued service of its directors, (iii) evaluates stockholder nominees recommended by stockholders and (iv) develops and reviews the company’s corporate governance and policies and code of business conduct. The Nominating and Corporate Governance Committee met one time during fiscal 2009 and was comprised of three non-employee directors, including Messrs. Kelly (Chairman), Juelis and Martin. Each committee member has been determined to be “independent” as defined by the corporate governance listing standards of NASDAQ.

Identification and Evaluation of Director Nominees

The Nominating and Corporate Governance Committee employs a variety of methods to identify and evaluate director nominees. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board.

If vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers individuals for potential candidacy as a director. Additionally, candidates may come to the attention of the committee through current Board members, officers, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and as warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider individuals recommended by stockholders for nomination as a director pursuant to the provisions of Adept’s Bylaws relating to stockholder nominations and applicable law. A stockholder who wishes to recommend a prospective nominee for the Board should notify Adept’s Corporate Secretary or the Nominating and Corporate Governance Committee in writing with the supporting material required by Adept’s Bylaws and described under “Stockholder Proposals and Nominations” above, and any other material the stockholder considers necessary or appropriate.

While the Board currently has no defined minimum criteria for consideration or service as a director, the Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set out in Adept’s Corporate Governance Guidelines and other relevant factors as it deems appropriate, including the current composition of the Board and the need for particular expertise; all with reference to issues of business and industry experience, judgment, industry-specific skills, independence, and other relevant characteristics, within the context of an assessment of the perceived needs of the Board at that point in time and applicable law. Specifically, at least a majority of directors on the Board must be “independent directors” as defined in the NASDAQ corporate governance listing standards and as determined by the Board.

Executive Officer Compensation Discussion and Analysis and a related Compensation Committee Report is not included in this proxy statement as Adept is a smaller reporting company.

Director Designations

In connection with Adept’s 2003 equity financing described below, Adept agreed that Special Situations Fund III, L.P., referred to in this proxy statement as SSF, could designate one person to be a nominee for election to Adept’s Board of Directors and to use its commercially reasonable efforts to cause such designee to be elected to the Board of Directors or to remove and replace such designee if so requested by SSF and/or its affiliates, as long as SSF and the investors in the 2003 financing affiliated with SSF collectively beneficially own at least five percent of Adept’s outstanding common stock.

The investors affiliated with SSF designated Robert J. Majteles to serve as a member of our Board of Directors. Mr. Majteles joined the Board of Directors in 2003. Mr. Majteles is the founder of Treehouse Capital, LLC, an investment firm. Adept has been advised that Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. have entered into an agreement with Mr. Majteles and Treehouse Capital pursuant to which Treehouse Capital, through Mr. Majteles, provides certain management and financial advisory services for the funds on request. If Mr. Majteles’ services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital is entitled to ten percent of the funds’ net gain (as defined) or net loss (as defined) on the investment during the term of the agreement, offset by certain fees, such as fees paid to directors by the company for service as directors, that may be paid by the portfolio company to Treehouse Capital or Mr. Majteles directly. Under the agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to stockholders of any company for which he serves as a member of the Board of Directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a member of Adept’s Board of Directors pursuant to this agreement.

COMPENSATION OF DIRECTORS

Director Compensation in Fiscal 2009

The following Director Compensation Table sets forth summary information concerning the compensation paid to or earned by our non-employee directors for fiscal 2009 for services to our company.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	All Other Compensation ($)	Total ($)
Michael P. Kelly—Chair (3)	$37,000	$11,101	—	$48,101
A. Richard Juelis (4)	$39,500	$13,857	—	$53,357
Robert J. Majteles (5)	$23,500	$11,101	—	$34,601
Herbert J. Martin (6)	$27,000	$15,320	—	$42,320

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). These amounts may reflect options granted in years prior to fiscal 2009. See Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended June 30, 2009 for more information about how we account for stock based compensation.
(2)	Each of our directors received an annual grant of an option to purchase 3,000 shares of Adept common stock on November 7, 2008 at an exercise price of $3.73 per share. The grant date fair value of these annual stock options to each director, based on the Black Sholes model and the closing price of Adept Common Stock on November 7, 2008 of $3.73, is approximately $7,333.
(3)	Mr. Kelly received a fee of $30,000 for his service as Chairman of the Board in fiscal 2009. He also received a fee of $7,000, or $1,000 for each physical meeting and $500 for each telephonic meeting of the Board or Special Committee meeting attended. Mr. Kelly had 16,000 options outstanding as of June 30, 2009, of which 10,352 were exercisable.
(4)	Mr. Juelis received a fee of $20,000 for his service as a director in fiscal 2009. He also received $12,500 for his service as Chair of the Audit Committee and a fee of $7,000, or $1,000 for each physical meeting and $500 for each telephonic meeting of the Board or Special Committee meeting attended. Mr. Juelis had 19,000 options outstanding as of June 30, 2009, of which 12,519 were exercisable.
(5)	Mr. Majteles received a fee of $20,000 for his service as a director in fiscal 2009. He also received a fee of $3,500, or $1,000 for each physical meeting and $500 for each telephonic meeting of the Board attended. Mr. Majteles had 16,000 options outstanding as of June 30, 2009, of which 10,352 were exercisable.
(6)	Mr. Martin received a fee of $20,000 for his service as a director in fiscal 2009. He also received a fee of $7,000, or $1,000 for each physical meeting and $500 for each telephonic meeting of the Board or Special Committee meeting attended. Mr. Martin had 19,000 options outstanding as of June 30, 2009, of which 11,269 were exercisable.

During fiscal 2009, Mr. Bucher served as CEO of Adept until September 2008, at which time he resigned his position as CEO but remained an employee of the Company until November 2008 and he has remained a director of Adept. Accordingly, information about Mr. Bucher’s fiscal 2009 compensation is included in the Summary Compensation Table. Pursuant to the terms of Mr. Bucher’s separation agreement with Adept, Mr. Bucher was not treated as a non-employee director for compensation purposes for his annual term of service preceding the November 2009 annual meeting of stockholders.

Annual Cash Compensation

During fiscal 2009, each non-employee member of our Board of Directors other than Mr. Bucher was eligible to receive the following cash compensation:

•	an annual retainer of $20,000 per year; except for the Chairman/Lead Independent Director, who was eligible to receive an annual retainer of $30,000;

•	additional retainer of $12,500 for service as Chair of the Audit Committee of the Board; and

•	meeting fees of $1,000 for physical attendance at regularly scheduled Board meetings and $500 for attendance at telephonic meetings of the Board.

In early fiscal 2009, the Board approved payment of the annual retainer otherwise payable to the Chairman to be paid to the Lead Independent Director where the Chairman is an employee of Adept or not independent of our company. From September 3, 2008 to November 4, 2008, Mr. Kelly served as the Lead Independent Director of the Board, after which time he resumed the title of Chairman of the Board.

Additionally, we reimburse our non-employee Board members for reasonable out-of pocket expenses incurred in the performance of their duties as directors, which in practice is primarily related to travel expenses associated with Board or committee meetings or with committee assignments.

Equity Compensation

During fiscal 2009, each non-employee member of our Board of Directors other than Mr. Bucher was eligible to receive option awards under the terms of the Adept 2004 Director Plan. New members of the Board were eligible to receive an initial option grant to purchase 10,000 shares of Adept’s common stock and continuing members of the Board who have served for at least six months were eligible to receive an annual option grant to purchase 3,000 shares of Adept common stock. Annual option grants for continuing directors are awarded on the date of the first Board meeting following the Annual Meeting of Stockholders (which generally occur on the same day). All options granted to our non-employee directors have an exercise price equal to the closing price of our common stock on the grant date. Initial grants to non-employee directors vest at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48th of the total shares subject to the options per month thereafter, and the annual grants become exercisable at a rate of 1/48th of the shares subject to the options on the monthly anniversary of the date of grant.

PROPOSAL ONE: ELECTION OF DIRECTORS

General

A Board of five directors is to be elected at the Annual Meeting. All of Adept’s six current directors are nominees for re-election, with the exception of Robert Bucher, who is not standing for reelection at the 2009 Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has authorized the nomination at the Annual Meeting of the persons named in this proxy statement as candidates. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Adept’s five nominees named below and for any additional nominees named by the Board as discussed in this paragraph. In the event that any nominee of Adept is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who will be designated by the current Board of Directors to fill the vacancy. Adept is not aware of any nominee who will be unable or will decline to serve as a director. The Board of Directors will consider the names and qualifications of candidates for the Board submitted by stockholders in accordance with the procedures set forth in “Stockholder Proposals and Nominations” at the beginning of this proxy statement and Adept’s bylaws. In the event that additional persons are nominated for election as directors (other than any additional nominee named by the Board as discussed above), the proxy holders intend to vote all proxies received by them in favor of the nominees listed below and any additional nominee named by the Board as discussed above as possible, and, in this event, the specific nominees to be voted for will be determined by the proxy holders. Upon completion of Mr. Bucher’s term of service as a director of Adept on the date of the Annual Meeting, the Board of Directors of Adept will reduce the size of the Board to five members. The term of office for each person elected as a director will continue until the next Annual Meeting of stockholders or until a successor has been elected and qualified.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them (a plurality) shall be elected directors.

Nominees

The names of the nominees and certain information about their business experience as of September 18, 2009 are set forth below:

Name of Nominee	Age	Current Position(s) with Adept	Director Since
John Dulchinos	47	Director; President and Chief Executive Officer	2008
A. Richard Juelis	61	Director	2005
Michael P. Kelly	61	Chairman of the Board	1997
Robert J. Majteles	44	Director	2003
Herbert J. Martin	68	Director	2006

John Dulchinos was appointed Chief Executive Officer and a director of Adept in September 2008. Since June 2007 he has also served as President and from June 2007 to September 2008 he served as Chief Operating Officer. Prior to that he held various positions within Adept including Vice President of Global Sales and Marketing, Vice President of Robotics, Vice President of Worldwide Sales, Vice President of North American Sales, and Director of OEM Business. He joined Adept in October 1987 as a regional sales engineer. Mr. Dulchinos is an active member of the robotics industry, currently serving on the board of directors of the Robotics Industry Association as well as having served on the Assembly Technology Expo advisory board from 2003 to 2005. Mr. Dulchinos holds both a Bachelor’s and a Master’s degree in Mechanical Engineering from Rensselaer Polytechnic Institute with a concentration in robotics.

A. Richard Juelis has served as a director of Adept since November 2005. Since December 2008, he has been a Partner at Tatum, LLC, a financial and executive services consulting firm. From September 2007 to November 2008, Mr. Juelis was a technology industry consultant. From June 2005 through August 2007, he served as Chief Financial Officer of World Heart Corporation, a publicly-traded medical device company. From 1994 to 2005, Mr. Juelis was Chief Financial Officer of Cellegy Pharmaceuticals, Inc. a publicly-traded specialty pharmaceutical firm. Prior to this, he served as Chief Financial Officer for two publicly-traded technology companies, and held domestic and international finance and general management positions with two major pharmaceutical companies. Mr. Juelis holds a B.S. in Chemistry from Fordham University, an M.B.A. from Columbia University and is a Certified Management Accountant (CMA).

Michael P. Kelly has served as a director of Adept since April 1997 and currently also serves as Chairman of the Board. From October 2003 to January 2006 and again from September 2008 to November 2008, he served as Lead Independent Director of the Board of Directors. Since October 2005, Mr. Kelly has served as Chief Executive Officer of Kinsale Associates, Inc., a merchant bank. From July 2005 to October 2005, Mr. Kelly served as Chief Executive Officer of Cape Semiconductor Inc., a fabless semiconductor company. Prior to that, from 1994 to 2005, Mr. Kelly was Vice-Chairman and Senior Managing Director of Broadview International, LLC, an international merger and acquisitions advisory firm and a division of Jefferies Inc. Mr. Kelly is also a director of Epicor Software Corporation, a provider of enterprise business software solutions. Since 2007 Mr. Kelly has been a director of Deep Photonics Corporation, a privately owned materials science and laser company. Mr. Kelly received a B.A. in Accounting from Western Illinois University and an M.B.A. from St. Louis University. Mr. Kelly is a Certified Public Accountant.

Robert J. Majteles has served as a director of Adept since November 2003. Mr. Majteles is the managing partner of Treehouse Capital LLC (www.treehousecapital.com), an investment firm. Currently, Mr. Majteles also serves on the board of directors of several other publicly traded companies, including Comarco Inc., iPass Inc., Rovi Corporation (formerly Macrovision Corporation), Unify Corporation, and U.S. Auto Parts Network, Inc. Mr. Majteles holds a law degree from Stanford University and a Bachelor of Arts degree from Columbia University. He is also a Lecturer at both the law and business schools at the University of California, Berkeley. Mr. Majteles was designated as a director nominee by SSF pursuant to its rights under the purchase agreement relating to Adept’s 2003 financing.

Herbert J. Martin has served as a director of Adept since May 2006. Currently, Mr. Martin serves as Chief Executive Officer of Ibex Technology Group, a privately-held IT analytics company. From March 2006 to November 2008, he served as Chief Executive Officer and Director of D-Wave Systems, a private firm engaged in the development of quantum computing systems. From September 2003 to February 2006, Mr. Martin was a management consultant to the technology industry. From October 2000 to September 2003 he served as Chief Executive Officer of Salira Optical Network Systems, a supplier of broadband access systems. Mr. Martin has more than 20 years’ experience managing technology companies, with particular emphasis on global channel and business development. Mr. Martin holds a B.S. in Electronic Engineering and an M.B.A. from Santa Clara University.

To our knowledge, there are no family relationships between any of our directors and any other of our directors or executive officers.

The Board of Directors recommends a vote FOR the election of all five nominees listed above and for any additional director named by the Board, as discussed under “General” in this proposal above. Unless marked to the contrary, proxies received will be voted FOR the election of all five nominees listed above and for any additional director named by the Board, as discussed under “General” in this proposal above.

PROPOSAL TWO

APPROVAL OF AMENDMENTS TO THE 2005 EQUITY INCENTIVE PLAN

On June 16, 2005, the Board of Directors adopted, subject to stockholder approval, the Adept Technology, Inc. 2005 Equity Incentive Plan, referred to in this proxy statement as the 2005 Plan. Our stockholders approved the 2005 Plan on November 3, 2005 and amendments to the 2005 Plan on November 9, 2007. On June 4, 2009, the Board approved, upon the recommendation of the Compensation Committee and subject to stockholder approval, amendments to the 2005 Plan described below.

We are seeking stockholder approval to amend the 2005 Plan to:

•	increase the total number of shares of Adept common stock available for issuance under the 2005 Plan by 650,000 shares for a total of 1,250,000 shares issuable under the 2005 Plan; and

•	increase the maximum aggregate number of shares that may be issued pursuant to incentive stock options granted under the 2005 Plan from 400,000 to 1,000,000; and

•	increase the maximum aggregate number of shares issuable under all awards granted under the 2005 Plan during any calendar year to any one participant from 150,000 to 160,000.

As of September 18, 2009, 64,310 shares of common stock remained available for issuance under the 2005 Plan. On June 4, 2009, the Board of Directors approved grants of stock options for an aggregate of 499,000 shares to employees subject to time-based vesting, which included options for 419,000 shares of common stock that are subject to approval by the stockholders of the amendments proposed in this Proposal Two, of which 72% of such shares are granted to non-executive officer employees. As a result, a substantial portion of the 650,000 share increase to the 2005 Plan will become grants made to non-executive employees under the 2005 Plan shortly after approval. Additionally, if the stockholders approve the amendments proposed hereby, Adept expects to present to the Board of Directors for adoption, a performance stock program for fiscal 2010 that would include potential grants of up to 160,000 shares of common stock potentially issuable to executive officer and other key employees if certain financial targets of the Company for the fiscal year are met, and subject to time-based vesting for a period of two years after the end of fiscal 2010.

The increase in the total number of shares of common stock available for issuance under the 2005 Plan, including those subject to option grants that are conditioned upon obtaining stockholder approval of the amendments to the 2005 Plan, will represent approximately 8% of our outstanding common stock as of the record date.

Reasons for the Proposed Amendment

We are seeking stockholder approval of the amendment to increase the number of shares issuable pursuant to the 2005 Plan to continue to be able to attract, retain and motivate our executive officers and other employees and consultants. Upon stockholder approval, additional shares of common stock will be reserved for issuance under the 2005 Plan, which will enable us to continue to grant equity awards to our officers, employees and consultants at levels determined by the Compensation Committee to be necessary to attract, retain and motivate the individuals who will be critical to Adept’s success in achieving our business objectives and thereby creating greater value for all our stockholders.

We believe that equity compensation aligns the interests of our management and other employees with the interests of our other stockholders. Equity awards are a key component of our incentive compensation program. We believe that equity awards have been important in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on the long-term growth of Adept. Restricted stock awards have been and are expected to continue to be an increasing component in motivating our employees and consultants.

In connection with our restructuring activities in calendar 2009 in response to the global financial crisis, employee salaries and cash compensation have been reduced, along with other operating expense reductions. Further, excluding the 419,000 shares subject to approval by stockholders of the amendments proposed in this Proposal Two, approximately 95% of our outstanding options for Adept common stock have exercise prices that exceed the current trading price of $2.92 on September 18, 2009, and 74% have an exercise price of $6.00 or more per share. Note 8 to the financial statements included in our Annual Report on Form 10-K provides a detailed discussion of our outstanding options at various exercise prices and the remaining period for exercise of these options. We do not currently expect to propose to our stockholders an option exchange offer or repricing action with respect to our currently outstanding options. Salary and other cash compensation reductions and the current trading price of our common stock have made our ability to use additional equity to incentivize and compensate our employees more critical than ever. Additionally, as a result, the actual dilutive effect of grants currently outstanding and the additional stock available for issuance as proposed in this Proposal Two is less than that suggested by a strict review of the outstanding options information set forth under the heading “Equity Compensation Plan Information” below.

Approval of the amendments to the 2005 Plan will permit Adept to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to Adept or any subsidiary.

Summary of Key Terms of the 2005 Plan

The following is a brief description of the 2005 Plan. The full text of this 2005 Plan, including the proposed amendments to the Plan, is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the 2005 Plan set forth in Appendix A.

Plan Term: June 16, 2005 to June 16, 2015.

Award Types: Stock options, stock appreciation rights, restricted stock, restricted stock units and performance award units (which may be paid out in cash or stock) may be awarded under the 2005 Plan. To date, only options and restricted stock awards have been made under the 2005 Plan.

Shares Authorized: Currently 600,000. If the 2005 Plan amendments are approved, the aggregate number of shares authorized under the plan would increase by 650,000 for a total of 1,250,000. As of September 18, 2009, 64,310 shares of common stock remained available for issuance under the 2005 Plan, excluding the options for 419,000 shares granted on June 4, 2009 discussed above that are conditioned upon receipt of the approval of the stockholders to the amendments proposed hereby.

The number of shares considered issued under the 2005 Plan equals the number of shares issued upon exercise or settlement of an award and shall not include the number of shares returned to Adept upon cancellation, expiration or forfeiture of an award, and the number of shares delivered to Adept in payment or satisfaction of the purchase price, exercise price or tax withholding obligation resulting from an award. Shares issued under options or stock appreciation rights count against the shares available under the 2005 Plan on a one for one basis.

Eligibility: Any current non-employee director of Adept and its subsidiaries and any current or prospective officers or employees or consultants of Adept and its subsidiaries are eligible to receive awards under the 2005 Plan. The Compensation Committee generally determines which eligible participants will receive awards under the 2005 Plan. Currently, all of our approximately 135 employees, including all of our named executive officers, and our six current directors, are eligible to participate in the 2005 Plan. We currently use the 2005 Plan for employee grants, relying on the 2004 Director Plan for director option grants; but may use the 2005 Plan for equity awards to our non-employee directors in the future.

Administration: The 2005 Plan is administered by the Compensation Committee of the Board of Directors or another committee of two or more directors as established by the Board of Directors. Under NASDAQ rules, if applicable, members of the Compensation Committee are required to satisfy NASDAQ’s standards for independence, subject to certain narrow exceptions which are not relied upon by Adept. The Compensation Committee may delegate various functions to subcommittees or certain officers of Adept. Subject to the provisions of the 2005 Plan, the Compensation Committee has the power:

•	to prescribe, amend and rescind rules and regulations relating to the 2005 Plan and to define terms not otherwise defined therein;

•	to determine which persons are eligible to participate, to which of such participants, if any, awards shall be granted and the timing of any such awards, and to grant awards;

•

grant awards to participants and determine the terms and conditions of any awards granted, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board of Directors or the Compensation Committee determine constitute a change of control of Adept), or other factors;

•	to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•

to prescribe and amend the terms of the agreements or other documents evidencing awards made under the 2005 Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to Adept by participants under the 2005 Plan;

•

to determine whether, and the extent to which, adjustments are required as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends) or other event which increases or decreases the number of shares of our common stock;

•

to interpret and construe the 2005 Plan, any rules and regulations under the 2005 Plan and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of Adept; and

•	to make all other determinations deemed necessary or advisable for the administration of the 2005 Plan.

Individual Annual Award Limits: Shares issuable under all types of awards: currently 150,000, proposed to be increased to 160,000; Amount payable under performance award units that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code: $400,000.

Stock Options: Under the terms of the 2005 Plan, the exercise price for stock options must equal or exceed the fair market value of Adept’s common stock on the date of grant and options may be for a term of no more than ten years. Otherwise, the Compensation Committee has discretion to determine the number of shares subject to an option (subject to the 2005 Plan’s stated limit), the vesting, expiration and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the 2005 Plan. Options granted under the 2005 Plan may be either incentive stock options qualifying under Code Section 422, referred to as ISOs, or options which are not intended to qualify as incentive stock options, referred to as NQSOs. The exercise price of an option may be paid through various means acceptable to the Compensation Committee, including in cash or by delivering to Adept the proceeds of shares of Adept’s stock issuable under an option. The 2005 Plan prohibits repricing stock options without stockholder approval.

Restricted Stock and Restricted Stock Units: Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and/or other conditions as are specified by the Compensation Committee. The Compensation Committee has discretion to determine the terms of any restricted stock award, including the number of shares subject to a restricted stock award (subject to the 2005 Plan’s stated limit), and the period over which restricted stock or restricted stock units may vest and the price (if any) paid for restricted stock or restricted stock units.

Stock Appreciation Rights: A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of Adept’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the 2005 Plan or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights are generally subject to the same terms and limitations as options, including prohibition terms and limitations in the 2005 Plan against repricing stock appreciation rights without stockholder approval.

Performance Award Units: The 2005 Plan authorizes the grant of performance award units pursuant to which a participant may become entitled to receive an amount payable in cash or stock, based on satisfaction of certain performance criteria. The Compensation Committee has discretion to determine the terms of any performance award unit, including the maximum amount payable (subject to the 2005 Plan’s stated limit), the performance period and criteria (which criteria may be based on financial performance and/or personal performance evaluations) and level of achievement versus those criteria, the timing of any payment, restrictions on the transfer of a performance award unit prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the 2005 Plan. The Compensation Committee may specify a percentage of the target performance award unit intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) using “Qualifying Performance Criteria” described below.

Qualifying Performance Criteria: The Compensation Committee may establish performance criteria and levels of achievement versus such criteria that shall determine the number of shares of common stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on Qualifying Performance Criteria (described below) or other standards of financial performance and/or personal performance evaluations. In addition, the Compensation Committee may specify a percentage of an award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an award that is intended by the Compensation Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Compensation Committee and specified at the time the award is granted. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion shall determine.

“Qualifying Performance Criteria” is defined in the 2005 Plan as any one or more of the performance criteria set forth below, either individually, alternatively or in any combination. The Qualifying Performance Criteria may be applied to either Adept as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Compensation Committee in the award:

•	cash flow (before or after dividends)

•	earnings per share (including earnings before interest, taxes, depreciation and amortization)

•	adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, goodwill impairment and stock compensation expense)

•	stock price

•	return on equity

•	total stockholder return

•	return on capital (including return on total capital or return on capital employed)

•	return on assets or net assets

•	market capitalization

•	economic value added

•	debt leverage (debt to capital)

•	revenue

•	income or net income

•	operating income

•	operating profit or net operating profit

•	operating margin or profit margin

•	return on operating revenue

•	cash from operations

•	operating ratio

•	operating revenue

•	product sales (including new user sales)

•	customer service

The Compensation Committee may appropriately adjust any performance evaluation under Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period:

•	asset write-downs;

•	litigation, claims, judgments or settlements;

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs; and

•

any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our Forms 10-K or 10-Q for the applicable year.

Transferability: Unless provided otherwise by the Compensation Committee, awards are generally only transferable (i) by a recipient’s last will and testament and by the applicable laws of descent and distribution, provided that, if our common stock is quoted on NASDAQ or other national stock exchange, an award, other than an incentive stock option, may also be transferred (ii) pursuant to a domestic relations order or (iii) to any family member of the participant, to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners, with certain conditions. Each stock option or stock appreciation right will be exercisable during the participant’s lifetime only by the participant, the participant’s guardian or legal representative or an authorized transferee of the option or stock appreciation right as permitted by the 2005 Plan.

Change of Control: Under the 2005 Plan, in the event of a change in control, other merger, consolidation or otherwise but excluding a merger of equals, then the Compensation Committee will, in its sole discretion, determine the appropriate adjustment to outstanding stock awards, if any, to be effected. In addition, the Compensation Committee may accelerate the time or times at which any stock award may be exercised and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the Compensation Committee in its sole discretion.

Adjustments: In the event that the number of shares of common stock shall be increased or decreased through reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, the Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the 2005 Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards, the exercise price of outstanding stock options, and the number and kind of shares subject to the various limitations under the 2005 Plan.

Amendments: The Board of Directors may amend, alter or discontinue the 2005 Plan and the Compensation Committee may amend or alter any agreement or other document evidencing an award made under the 2005 Plan, provided that no action may be taken by the Board of Directors (except those described earlier in the “Adjustments” section) without the approval of the stockholders to:

•	increase the maximum number of shares for which awards may be granted under the 2005 Plan;

•	permit granting of stock options at less than fair market value;

•	reduce the exercise price of outstanding options;

•	extend the term of the 2005 Plan;

•	change the class of individuals eligible for the 2005 Plan;

•	otherwise amend the 2005 Plan in any manner requiring stockholder approval by law or under the applicable NASDAQ listing requirements, if applicable;

•	increase the individual annual award limitations; and

•

impair the rights of any award holder without his or her consent (unless the Compensation Committee determines prior to any change of control that the amendment or alteration is required or advisable to satisfy any law or regulation).

Tax Consequences of the 2005 Plan

The following is a general summary of the United States federal income tax consequences to Adept and the participants resulting from the grant of awards under the 2005 Plan. This summary is based on the federal income tax laws that are in effect as of the date of this proxy statement, all of which are subject to change on a retroactive or prospective basis. The summary does not purport to be complete and does not discuss any tax consequences under state, local or foreign tax laws. In addition, the tax consequences to a participant may differ depending upon the participant’s individual circumstances. Adept urges the participant to consult his or her personal tax advisor regarding tax consequences of awards under the Plan.

Incentive Stock Options

No taxable income is recognized by a participant at the time of the grant of an incentive stock option, an ISO. In addition, the participant will not recognize income for regular federal income tax purposes at the time of the exercise of an ISO. A participant may, however, be subject to alternative minimum tax upon the exercise of an ISO because the excess of the fair market value of the shares acquired upon the exercise of an ISO (referred to as the ISO Shares) over the exercise price must be included in “alternative minimum taxable income.” A participant’s basis in the ISO Shares for regular federal income tax purposes will generally be the price paid upon the exercise of the ISOs. Adept will not be entitled to a deduction at the time of the grant or the exercise of an ISO.

If the participant holds the ISO Shares for at least one year from the date of exercise and two years from the date the option was granted, referred to as the ISO holding period, the participant generally will realize long term capital gain or loss upon disposition of the ISO Shares. This gain or loss will generally be equal to the difference between the amount realized upon the disposition and the amount paid for the ISO Shares upon exercise.

If a participant disposes of the ISO Shares prior to the expiration of the ISO holding period, referred to as a Disqualifying Disposition, the participant will have: (1) ordinary income in an amount equal to the lesser of (a) the sales price of the ISO Shares over the exercise price of the ISOs, and (b) the fair market value of the ISO Shares on the date of the exercise of the ISOs over that exercise price; (2) capital gain in amount equal to the sales price of the ISO Shares over the fair market value of the ISO Shares on the date of the exercise of the ISOs; and (3) capital loss in an amount equal to the excess, if any, of the exercise price of the ISO over the sales price of the ISO Shares.

In the event of a Disqualifying Disposition of the ISO Shares, Adept generally will be entitled to a deduction to the extent that the participant realized ordinary income as a result of such Disqualifying Disposition, subject to the requirement of reasonableness, Section 162(m) of the Code, and the satisfaction of a tax reporting obligation.

Nonqualified Stock Options

A participant will not recognize any taxable income when a NQSO is granted. The participant will generally recognize ordinary income upon the exercise of the option equal to the excess of (a) the fair market value of the shares received upon the exercise of the NQSO, which is referred to as “Option Shares”, (including any shares withheld to pay applicable withholding taxes) on the exercise date over (b) the purchase price paid for those shares. The ordinary income recognized by a participant will be subject to applicable income and employment tax withholding.

Upon a subsequent sale or other disposition of the Option Shares, the participant will recognize gain or loss equal to the difference between the amount realized on such disposition and the participant’s basis in those shares. The participant’s basis in the Option Shares will be equal to the exercise price of the NQSO plus the amount of ordinary income recognized by the participant as a result of the exercise of the NQSO. Any gain or loss on the subsequent sale or disposition of the Option Shares generally will be treated as long-term or short-term capital gain or loss, depending on whether the holding period for the Option Shares exceeds one year at the time of the sale or other disposition.

Adept generally will be entitled to a deduction in connection with a participant’s exercise of a NQSO to the extent that the participant recognizes ordinary income, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

Stock Appreciation Rights: The grant of a stock appreciation right is generally not a taxable event for a participant. Upon exercise of the stock appreciation right, the participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of any shares received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Adept generally will be entitled to a tax deduction at the same time for the same amount, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation. If the stock appreciation right is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the participant held the shares for more than one year.

Restricted Stock Units: Grantees of restricted stock units do not recognize income at the time of the grant of such restricted stock units. However, when the restricted stock units are paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the units at such time, and Adept will receive a corresponding deduction, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation. The participant will be subject to income and employment tax withholding at the time when the ordinary income is recognized.

Restricted Stock: The tax consequences of the receipt of restricted stock will vary depending on whether or not the participant makes an election under Section 83(b) of the Code (“Section 83(b) Election”) with respect to the restricted stock. If the participant makes a Section 83(b) Election with respect to the restricted stock, he or she generally will be taxed at ordinary income tax rates at the time of grant on the excess of the fair market value of the restricted stock acquired (determined without regard to the effect on value of any vesting restrictions) over the purchase price paid for such stock. If the participant does not make a Section 83(b) Election, he or she will be taxed at ordinary income tax rates as the restricted stock vests, and the amount of ordinary income for each share of restricted stock will equal the excess of the fair market value of the share of restricted stock on the date the share vests over the purchase price paid for the share. A participant’s holding period for the shares of restricted stock generally will begin on the date that the participant acquires the shares (assuming the participant makes a Section 83(b) Election) or the date the shares vest (assuming the participant does not make a Section 83(b) Election). The participant will be subject to income and employment tax withholding at the time when the ordinary income is recognized. Adept generally will be entitled to a deduction in connection with a participant’s receipt of restricted stock as and when and to the extent that the participant recognizes ordinary income, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

Performance Award Units

A participant will not have taxable income upon the grant of a contingent right to payment under a performance award unit. Rather, taxation will be postponed until an amount becomes payable under a performance award unit, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable. Participants should consult their tax advisors regarding the requirements that must be satisfied in order for a deferral election to be deemed timely in light of the rules in Section 409A of the Internal Revenue Code.

The participant will be subject to income and employment tax withholding at the time when the ordinary income is recognized. Adept generally will be entitled to a tax deduction at the same time and for the same amount, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

Miscellaneous Tax Issues

Generally, Adept will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with the vesting of restricted stock, exercise of NQSOs or otherwise. The participant may be required to pay the withholding taxes to Adept or make other provisions satisfactory to Adept for the payment of the withholding taxes as a condition to the exercise of options.

Special rules will apply in cases where a participant pays the exercise or purchase price of the option or applicable withholding tax obligations by delivering previously owned shares of stock or by reducing the amount of shares otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a Disqualifying Disposition with respect to ISO Shares. Participants should consult their own tax advisors regarding the consequences of the payment of exercise price by delivering previously owned shares.

The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, Adept will be entitled to a tax deduction at the same time and for the same amount.

For the individual serving as the chief executive officer of Adept at the end of the taxable year and for the individuals serving as officers of Adept or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by Adept and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” Adept expects that NQSOs and ISOs should qualify as performance-based compensation. The Compensation Committee may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and performance award units to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code. At the time of grant, the Compensation Committee will determine the extent to which such grant will be performance-based compensation for purposes of Section 162(m) of the Code. In addition, the Compensation Committee will certify the extent to which the Qualifying Performance Criteria have been satisfied before any payment is made that is intended to qualify as performance-based compensation.

Stock Price

On September 18, 2009, the closing price of Adept common stock as reported by NASDAQ was $2.92.

New Plan Benefits

Future awards under the 2005 Plan to our non-employee directors, executive officers and employees are made at the discretion of the Compensation Committee. At this time, therefore, the benefits that may be received by our executive officers and other employees if our stockholders approve the proposed amendment to the 2005 Plan cannot be determined, other than with respect to option grants that have been made subject to the approval of the stockholders of such amendments, and as such, the table below reflects historical benefits and awards including those option grants subject to stockholder approval and the notes following the table describe potential future benefits. By way of background, please see the compensation tables included in the “Executive Compensation” section of this proxy statement for a discussion of our executive compensation philosophy and for information regarding equity awards to our named executive officers in fiscal 2009.

From November 3, 2005 (the date on which the 2005 Plan was approved by our stockholders) through September 18, 2009, the individuals or groups listed below have been granted the following options and share awards (net of cancellations):

Name and Principal Position or Group	Options Granted (1)	Option Grants Subject to Approval	Share Awards
John Dulchinos President and Chief Executive Officer, Director	119,000	84,500	29,201

Lisa M. Cummins Vice President of Finance and Chief Financial Officer	25,500	19,500	19,433

Joachim Melis Vice President, Worldwide Sales	20,500	19,500	—

David Pap Rocki Vice President, Worldwide Operations	30,000	12,000	18,785

Robert H. Bucher Former President and Chief Executive Officer, Director (2)	—	—	45,714

All Current Named Executive Officers, as a group	195,000	135,500	113,133

All Current Non-Employee Directors, as a group (3)	—	—	—

All Current Employees, as a group (including current officers who are not Executive Officers)	213,781	283,500	63,314

Total shares granted /awarded under the 2005 Plan (net of cancellations)	408,781	419,000	176,447

(1)	Excludes options granted that are subject to the approval of the stockholders of the 2005 Plan proposed hereby. In addition to the benefits and awards set forth above, Adept expects to present to the Board of Directors for adoption, a performance stock program for fiscal 2010 that would include potential grants of up to 160,000 shares of common stock potentially issuable to executive officer and other key employees if certain financial targets of the Company for the fiscal year are met, and subject to time-based vesting for a period of two years after the end of fiscal 2010. The benefits and awards to be made to the individuals named above will be as determined by the Board.
(2)	Figures shown are net of cancellations following Mr. Bucher’s end of service as an employee of the Company.
(3)	To date, options grants to non-employee directors have not been made under the 2005 Plan, but the 2005 Plan may be used for restricted stock grants (if any) to directors as the existing 2004 Director Option Plan does not authorize grants of restricted stock.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting (including those shares represented by proxy) will be required to approve the proposed amendments to the 2005 Equity Incentive Plan, with abstentions treated as a negative vote against the proposal. Broker non-votes shall have no effect on the vote.

The Board of Directors of Adept recommends a vote FOR the approval of the amendments to the 2005 Equity Incentive Plan. Unless marked to the contrary, proxies received will be voted FOR the approval of the amendments to the 2005 Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of June 30, 2009, including options granted under the now-expired 1995 Director Option Plan and 1993 Stock Plan, as well as Adept’s currently effective 2001 Stock Option Plan, 2003 Stock Option Plan, 2004 Director Plan, 2005 Equity Incentive Plan and 2008 Employee Stock Purchase Plan.

Each of the plans requires stockholder approval to materially increase the number of shares of common stock authorized for issuance or reduce the exercise price of any outstanding option under such plans, in some cases where required by law or the requirements of the applicable exchange where Adept common stock is listed.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	918,965	(1)	$10.68	777,392	(3)
Equity compensation plans not approved by security holders (2)	231,656		$6.58	120,921	(2)
Total	1,150,621		$9.86	898,313

(1)	Excludes purchase rights accruing under our 2008 Employee Stock Purchase Plan, for which remaining available rights are included in column (c). Also excludes stock option grants for 419,000 shares of common stock made on June 4, 2009 to Adept executives and employees, which are subject to the approval of Adept’s stockholders, contained within Proposal Two of this proxy statement. With these stock options, the weighted-average exercise price of all outstanding options would be $8.05.
(2)	Issued under our 2001 Stock Option Plan. The Board of Directors adopted the 2001 Plan in August 2001 and provided that 520,000 shares of common stock be reserved for issuance thereunder. Options under the 2001 Plan may be granted, as complies with applicable law, to employees either from time to time at the discretion of the Compensation Committee of the Board of Directors or automatically upon the occurrence of specified events, including, without limitation, reduction of at will employees’ salaries and the achievement of performance goals. The exercise price of the options is at 100% of the fair market value of Adept’s common stock on the date of the grant. Options generally vest over a time period generally consisting of monthly vesting in equal installments over a four-year period. Options granted in 2001 for reduction of at will employees’ salaries vested in equal monthly increments over the salary reduction period. All stock options granted under the 2001 Plan have an expiration date of 10 years from the date of the grant. In October 2003, the Board amended the 2001 Plan to require stockholder approval to materially increase the number of shares of common stock authorized for issuance or reduce the exercise price of any outstanding option under the plan.
(3)	Includes 608,490 shares available for issuance under the 2008 Employee Stock Purchase Plan as of July 1, 2009. Also includes 168,902 shares available for issuance at the end of fiscal 2009 under the 2003 Stock Option Plan, the 2004 Director Plan and the 2005 Equity Incentive Plan.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee has appointed Armanino McKenna LLP, an independent registered public accounting firm, as our independent registered public accountants, to audit our financial statements for the current year ending June 30, 2010. Armanino McKenna LLP has audited our consolidated financial statements since fiscal 2006. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Armanino McKenna LLP as our independent registered public accountants to audit our financial statements for the current fiscal year ending June 30, 2010. A representative of Armanino McKenna LLP is expected to be present at our Annual Meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

Stockholder ratification of the selection of Armanino McKenna LLP as Adept’s independent auditors is not required by Adept’s bylaws or otherwise. However, the Board is submitting the selection of Armanino McKenna LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Armanino McKenna LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year, if it determines that such a change would be in the best interests of Adept and its stockholders.

Ratification of the selection of Armanino McKenna LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2010 requires the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting.

The Board of Directors recommends that stockholders vote FOR the selection of Armanino McKenna LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2010. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of Armanino McKenna LLP.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee primarily assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting and financial reporting practices of Adept and reviewing the independence and performance of Adept’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process. Adept’s independent auditors are responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. The independent auditors report directly to the Audit Committee and have unrestricted access to the Committee. The Audit Committee also oversees the Internal Audit and Sarbanes-Oxley Compliance functions of Adept, which report directly to the Audit Committee.

At the end of fiscal 2009 and early fiscal 2010, the Audit Committee reviewed and discussed with Adept’s independent auditors, the overall scope and plans for the fiscal 2009 year-end audit. In addition, the Audit Committee met with management and the independent auditors to review and discuss the audited financial statements as of and for the fiscal year ended June 30, 2009. The Audit Committee also reviewed and discussed the independent auditor’s evaluation of internal controls, and the results of the independent auditors’ examination of the financial statements, both with and without the presence of management.

In addition, the Audit Committee has discussed with the independent auditors their judgments as to the acceptability and quality of Adept’s accounting principles, and such other matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board, or PCAOB. Further, the Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the PCAOB and discussed with them their independence from Adept and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in Adept’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors of Adept Technology, Inc. for the fiscal year ended June 30, 2009.

A. Richard Juelis, Chairman

Michael P. Kelly

Herbert J. Martin

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees billed to Adept for professional services rendered by Armanino McKenna LLP our principal accountants during the last two fiscal years.

	Fees billed by Armanino McKenna LLP for fiscal years ended
	June 30, 2009	June 30, 2008
Audit Fees (1)	$524,370	$557,350
Audit-Related Fees (2)	—	—

Audit and audit-related fees	524,270	557,350
Tax Fees (3)	12,176	—
All Other Fees	—	—

Total fees	$536,546	$557,350

(1)	Includes fees for the audit of Adept’s consolidated financial statements included in Adept’s Annual Report on Form 10-K, fees for the review of the interim condensed consolidated financial statements included in Adept’s Quarterly Reports on Form 10-Q, and fees for services that are normally provided by Adept’s independent public accountants in connection with statutory and regulatory filings or engagements. Amount reflects fees billed to date and unbilled accrued fees for services rendered in connection with the audit of the financial statements for fiscal 2009. Additional fees may be incurred and billed for these services.
(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Adept’s consolidated financial statements that are not reported under “Audit Fees.”
(3)	Principally includes fees for assistance with preparation of federal, state and foreign tax returns, tax compliance, tax planning, tax advice and tax consulting.

Independent Auditors

The appointment of our independent auditors is approved annually by the Audit Committee of our Board of Directors. Armanino McKenna LLP, an independent registered public accounting firm, has been our auditor since October 2005 and was our independent auditor for fiscal year 2009. The Audit Committee of our Board of Directors has appointed Armanino McKenna LLP as our independent auditor for the fiscal year ending June 30, 2010.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Auditor

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit and permissible non-audit services provided by Armanino McKenna LLP prior to the engagement of Armanino McKenna LLP with respect to such services. As the Audit Committee has not delegated any pre-approval authority, the Audit Committee has not adopted any specific pre-approval policies and procedures for delegates relating to the engagement of its independent auditors. None of the services described in the table above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

The Audit Committee has determined that the fees for services rendered were compatible with maintaining Armanino McKenna LLP’s independence from Adept.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Adept common stock held by:

•	each person known by Adept to beneficially own more than 5% of Adept’s outstanding common stock;

•	each director of Adept;

•	each of the executive officers and former executive officers of Adept named in the Summary Compensation Table below; and

•	all current directors and executive officers of Adept as a group.

Applicable percentage ownership in the following table is based on 8,304,195 shares of our common stock outstanding as of September 18, 2009.

This table is based upon information supplied by officers, directors and principal stockholders, and on Schedules 13F filed with the SEC. Beneficial ownership of greater than five percent of Adept’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC except as noted below, while beneficial ownership of executive officers and directors is as of September 18, 2009.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options, that are currently exercisable or become exercisable within 60 days after the Record Date, are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the principal address of each of the following persons is c/o Adept Technology, Inc., 5960 Inglewood Drive, Pleasanton, California 94588.

	Common Shares Beneficially Owned
Beneficial Owner	Number of Shares Owned	Number of Shares of Restricted Stock (1)	Number of Stock Options Exercisable in 60 Days	Total Shares Beneficially Owned	Percent of Shares Outstanding
5% Holders
AWM Investment Co., Inc. (Austin W. Marxe and David M. Greenhouse) (2)	2,406,376	—	—	2,406,376	29.0%
153 East 53rd Street
New York, NY 10022
Kopp Investment Advisors, LLC (3)	1,284,590	—	—	1,284,590	15.5%
7701 France Avenue South, Suite 500
Edina, Minnesota 55435
State of Wisconsin Investment Board (4)	751,832	—	—	751,832	9.1%
121 East Wilson St., 2nd Floor
Madison, Wisconsin 53707
Crosslink Capital Inc. (5)	616,219	—	—	616,219	7.4%
Two Embarcadero Center, Suite 2200
San Francisco, CA 94111
Gruber & McBaine Capital Management,
LLC (Jon D. Gruber and J. Patterson McBaine) (6)	509,846	—	—	509,646	6.1%
50 Osgood Place
San Francisco, California 94133
Officers and Former Officers of Adept
Robert H. Bucher	29,301	—	353,749	383,050	4.4%
John Dulchinos	39,407	7,875	113,482	160,764	1.9%
David Pap Rocki	16,915	5,625	41,090	63,630	*
Lisa M. Cummins	15,837	6,695	35,789	58,321	*
Joachim Melis	—	—	42,209	42,209	*
Gordon Deans	3,801	—	—	3,801	*
Non-employee Directors of Adept
Michael P. Kelly	18,000	—	11,500	29,500	*
A. Richard Juelis	2,500	—	14,500	17,000	*
Robert J. Majteles	—	—	11,500	11,500	*
Herbert J. Martin	—	—	13,250	13,250	*
All current executive officers and directors as a group (9 persons)	121,960	20,195	637,069	779,224	8.7%

*	Less than 1%
(1)	Includes shares of restricted stock that are not vested as of September 18, 2009. Holders of unvested shares of restricted stock have voting rights with respect to such stock, but such stock is subject to both vesting and forfeiture.
(2)	Reflects ownership as reported on Form 13F filed with the SEC for the period June 30, 2009, and as updated by Marxe and Greenhouse to Adept as of September 15, 2009. Marxe and Greenhouse beneficially own 2,406,376 shares of Adept common stock which consists of: (i) 314,580 shares of common stock owned by Special Situations Cayman Fund, L.P.; (ii) 868,666 shares of common stock owned by Special Situations Fund III QP, L.P.; (iii) 613,190 shares of common stock owned by Special Situations Private Equity Fund, L.P.; (iv) 99,490 shares of common stock owned by Special Situations Technology Fund, L.P.; and (v) 510,450 shares of common stock owned by Special Situations Technology Fund II, L.P. AWM Investment Company, Inc. (“AWM”) serves as the general partner of MGP Advisers Limited Partnership (“MGP”), the general partner of Special Situations Fund III QP, L.P. AWM is also the general partner of and investment adviser to Special Situations Cayman Fund, L.P., and serves as the investment adviser to Special Situations Fund III QP, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., and Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.
(3)	Reflects ownership as reported on Schedule 13F filed with the SEC for the period ended June 30, 2009, and as updated to Adept by Kopp Investment Advisors, LLC, or KIA on September 21, 2009. This figure represents shares beneficially owned by (i) KIA, a registered investment advisor, (ii) Kopp Holding Company, LLC, (iii) Kopp Holding Company and (iv) LeRoy C. Kopp individually and through his control over Kopp Holding Company, LLC, which is the sole owner of KIA, through Kopp Holding Company. KIA beneficially owns 1,284,590 shares of Adept common stock, has sole voting power over 1,284,590 shares, sole dispositive power over 624,600 shares and shared dispositive power over 652,190 shares.
(4)	Reflects ownership as reported on Form 13F filed with the SEC for the period ended June 30, 2009.
(5)	Reflects indirect beneficial ownership as reported on Form 13-F filed with the SEC for the period ended June 30, 2009 and as updated to Adept as of September 15, 2009 by Crosslink Capital, Inc. as the investment adviser to investment funds that hold shares of Adept common stock directly for the benefit of the investors in those funds. The total amount shown in the table above includes shares beneficially owned by the following Crosslink affiliates as the general partner, manager or holder of Class B Units of investment funds to which Crosslink serves as investment adviser: (i) Crossover Fund IV Management, L.L.C., a Delaware limited liability company, which has beneficial ownership of 183,282 shares of Adept common stock and shared voting power and shared dispositive power over 183,282 shares; (ii) Crosslink Ventures IV Holdings, L.L.C., a Delaware limited liability company, which has beneficial ownership of 396,605 shares of common stock and shared voting power and shared dispositive power over 396,605 shares; (iii) Crosslink Verwaltungs GmbH, which has beneficial ownership of 12,545 shares of Adept common stock and shared voting power and shared dispositive power over 12,545 shares; and (iv) Michael J. Stark. As the control person of Crosslink, Mr. Stark has beneficial ownership and shared voting and dispositive power over all of such shares.
(6)	Reflects ownership as reported on Form 13-F filed with the SEC for the period ended June 30, 2009 and as updated by Gruber and McBaine to Adept as of September 16, 2008. This figure represents shares beneficially owned by (i) Gruber and McBaine Capital Management, LLC (“GMCM”), a registered investment advisor, (ii) Jon D. Gruber, (iii) J. Patterson McBaine, and (iv) Lagunitas Partners and consists of 509,846 shares of Adept common stock. GMCM beneficially owns 375,975 shares of Adept common stock and has shared voting power and shared dispositive power over 375,975 shares. Mr. Gruber has beneficial ownership of 439,273 shares of Adept common stock and sole voting power and sole dispositive power over 63,298 shares. Mr. McBaine has beneficial ownership of 446,548 shares of Adept common stock and sole voting and sole dispositive power over 70,573 shares. Lagunitas Partners beneficially owns 336,275 shares of Adept common stock and has shared voting power and shared dispositive power over 324,804 shares. Mr. Gruber and Mr. McBaine are the managers, controlling persons and portfolio managers of GMCM. Lagunitas Partners is an investment limited partnership of which GMCM is the general partner.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Adept’s executive officers and directors, and persons who own more than ten percent of a registered class of Adept’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Adept with copies of all Section 16(a) forms they file. To Adept’s knowledge, based solely on a review of the copies of such reports furnished to us or written representations received from certain reporting persons, during fiscal 2009, all Section 16(a) filing requirements applicable to our officers and directors were complied with on a timely basis, except for four late Forms 4 for each of the individuals listed below reporting cancellation of restricted shares otherwise issuable in an amount equal to taxes due on the restricted stock as the restrictions lapsed, which were filed on behalf of Robert Bucher, Lisa Cummins, Gordon Deans, John Dulchinos and David Pap Rocki. We have not been informed of any untimely filing by a greater than ten percent stockholder.

EXECUTIVE COMPENSATION

Summary of Executive Compensation in Fiscal 2009

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers or former executive officer other than the CEO and CFO, based on total compensation for their services with us in all capacities during the fiscal years ended June 30, 2009 and 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($) (7)	Stock Awards ($) (8)(9)		Option Grants ($) (11)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
John Dulchinos—President and Chief Executive Officer (23)	2009	$238,115	(1)	—	$160,797		$258,563	—		$50,055	(15)	$707,530
	2008	$235,000		$38,775	—		$65,615	—		$46,966	(16)	$386,356
	2007	$196,370		—	—		$51,396	$97,377	(12)	$52,718	(17)	$397,861
Lisa M. Cummins—Vice President Finance and Chief Financial Officer (24)	2009	$197,423	(2)	—	$119,900		$96,762	—		$14,234	(18)	$428,319
	2008	$188,616		$31,350	—		$73,041	—		$13,251	(18)	$306,258
	2007	—		—	—		—	—		—		—
Joachim Melis—Vice President, Worldwide Sales (27)	2009	$175,119	(3)	—	—		$53,929	—		$17,880	(19)	$246,928
	2008	$185,765		—	—		$35,310	$166,266	(13)	$15,670	(19)	$403,011
	2007	$156,688		—	—		$29,248	$110,319	(14)	$13,633	(19)	$309,888
David Pap Rocki—Vice President, Worldwide Operations	2009	$176,966	(4)	—	$108,402		$30,529	—		$18,101	(18)	$333,998
	2008	$189,750		$31,499	—		$35,225	—		$15,088	(18)	$271,562
	2007	$187,835		—	—		$34,780	—		$16,491	(20)	$239,106
Robert H. Bucher—Former Chief Executive Officer (25)	2009	$125,409	(5)	—	$372,569	(10)	$169,842	—		$97,925	(21)	$765,744
	2008	$340,000		$56,100	—		$382,689	—		$14,969	(18)	$793,758
	2007	$340,000		—	—		$735,857	—		$14,969	(18)	$1,090,826
Gordon Deans—Former Vice President, Business Development (26)(28)	2009	$51,398	(6)	—	$115,944		$35,368	—		$154,613	(22)	$357,323
	2008	$231,852		$38,256	—		$47,170	—		$2,558	(18)	$319,836
	2007	$207,691		—	—		$54,238	—		$1,818	(18)	$263,747

Salary

(1)	Mr. Dulchinos’ annual base salary was increased from $202,672 to $235,000 in June 2007 and increased to $285,000 in September 2008 upon his appointment to CEO. Payments shown for fiscal 2009 reflect temporary salary reductions taken in the second half of 2009 as part of Adept’s expense reduction efforts.
(2)	Ms. Cummins’ annual base salary was set at $190,000 upon her appointment as CFO in July 2007 and increased to $220,000 in September 2008. Payments shown for fiscal 2009 reflect temporary salary reductions taken in the second half of 2009 as part of Adept’s expense reduction efforts.
(3)	Mr. Melis’ annual base salary was increased from €120,000 to €130,000 in October 2007 and increased to €140,000 in September 2008. Payments shown for fiscal 2009 reflect temporary salary reductions taken in the second half of 2009 as part of Adept’s expense reduction efforts.
(4)	Mr. Pap Rocki’s annual base salary was increased to $197,300 upon his promotion to Vice President, Worldwide Operations in September 2008. Payments shown for fiscal 2009 reflect temporary salary reductions taken in the second half of 2009 as part of Adept’s expense reduction efforts.
(5)	Mr. Bucher’s annual base salary was set at $340,000 for each of the fiscal years 2007, 2008 and 2009. Figures shown for fiscal 2009 reflect salary payments made to Mr. Bucher through November 7, 2009, following his resignation as Chief Executive Officer effective September 3, 2009.

(6)	Mr. Deans’ annual base salary was set at CAD $234,000 in fiscal 2007 and fiscal 2008 and increased to CAD $238,000 in September 2008. Amount shown for fiscal 2009 reflects salary payments to Mr. Deans through November 21, 2008.

Bonus Awards

(7)	Bonus amounts shown for fiscal 2008 represent cash payments equal to 16.5% of annual base salary based on the achievement of revenues and operating income exceeding the maximum targets originally established under Adept’s Fiscal 2008 Executive and Senior Management Payment Plan, adopted in October 2007 and revised January 2008. No bonuses were paid to executives in fiscal 2007 or fiscal 2009 as corporate financial targets were not achieved.

Stock Awards

(8)	The dollar amounts shown in this column represent aggregate dollar amount recognized for restricted stock awards for financial statement reporting purposes with respect to the respective fiscal years shown in accordance with SFAS 123(R). These amounts reflect the accounting expense for these awards, and do not represent the actual value that may be realized by the named executive officers. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended June 30, 2009 for more information about how we account for stock based compensation, including assumptions used to determine the compensation cost of our stock and option awards.
(9)	Primarily represents restricted stock awards based on the achievement of revenue and operating income targets during fiscal 2008 under Adept’s Fiscal 2008 Executive and Senior Management Payment Plan, which were awarded for fiscal 2008 during fiscal 2009. The amount of each award was determined based on targets established for each of our eligible NEOs. For Mr. Dulchinos, Ms. Cummins and Mr. Pap Rocki, also includes restricted stock awards made in April 2009 in recognition of salary reductions taken in the second half of fiscal 2009.
(10)	Under the terms of the Separation Agreement and Release of All Claims entered into December 15, 2008 between Adept and Mr. Bucher, vesting of restricted stock awarded in fiscal 2009 was accelerated to achieve full vesting as of January 1, 2009.

Option Awards

(11)	The amounts in this column represent the aggregate dollar amount recognized for option awards for financial statement reporting purposes with respect to the respective fiscal years shown in accordance with SFAS 123(R). These amounts reflect the accounting expense for these awards, and do not represent the actual value that may be realized by the named executive officers. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts may reflect options granted in years prior to fiscal 2008. Amounts may also reflect both time-based initial or annual options to purchase shares of Adept’s stock as granted under our 2001 Stock Option Plan, 2003 Stock Option Plan and 2005 Equity Incentive Plan. See Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended June 30, 2009 for more information about how we account for stock based compensation.

Non-Equity Incentive Plan Compensation

(12)	Reflects quarterly commission payments made or accrued in fiscal 2007 for Mr. Dulchinos in his position as Vice President of Global Sales and Marketing, at a rate of 0.2% of total worldwide revenue, based on the achievement of individual sales performance targets under our Fiscal 2007 Executive and Key Employee Bonus Plan.
(13)	Reflects quarterly commission payment made or accrued in fiscal 2008 for Mr. Melis at an average annual rate of 0.27% of total worldwide revenue based on the achievement of individual sales performance targets under our 2008 Executive and Senior Management Payment Plan.
(14)	Reflects quarterly commission payments made or accrued in fiscal 2007 for Mr. Melis at a rate of 0.35% of total European revenue based on the achievement of individual sales performance targets under our Fiscal 2007 Executive and Key Employee Bonus Plan. Also reflects a discretionary bonus of $31,000 awarded to Mr. Melis in recognition of his performance in generating European sales in fiscal 2007.

All Other Compensation

(15)	Includes payments made by Adept on behalf of Mr. Dulchinos of $18,256 for health care, long-term disability and life insurance premiums and payments made directly to Mr. Dulchinos of $31,799 for housing allowance.
(16)	Includes payments made by Adept on behalf of Mr. Dulchinos of $14,982 for health care, long-term disability and life insurance premiums and payments made directly to Mr. Dulchinos of $31,984 for housing allowance.
(17)	Includes payments made by Adept on behalf of Mr. Dulchinos of $14,982 for health care, long-term disability and life insurance premiums and payments made directly to Mr. Dulchinos of i) $33,267 for housing allowance, and ii) $4,469 for stock options cancelled and reissued by Adept at a higher exercise price in January 2007 to avoid the imposition of additional, unintended tax liabilities on our affected employees under Section 409A of the Internal Revenue Code and the regulations and Internal Revenue Service guidance promulgated thereunder.
(18)	Reflects health care, long-term disability and life insurance premiums paid by Adept on behalf of Mr. Bucher, Ms. Cummins, Mr. Deans and Mr. Pap Rocki.
(19)	Reflects payments made directly to Mr. Melis for an automobile allowance.

(20)	Reflects payments made by Adept on behalf of Mr. Pap Rocki of $15,088 for health care, long-term disability and life insurance premiums and payments made directly to Mr. Pap Rocki of $1,403 for stock options cancelled and reissued by Adept at a higher exercise price in January 2007 to avoid the imposition of additional, unintended tax liabilities on our affected employees under Section 409A of the Internal Revenue Code and the regulations and Internal Revenue Service guidance promulgated thereunder.
(21)	Includes payments made by Adept on behalf of Mr. Bucher of $14,992 for health care, long-term disability and life insurance premiums and payments of $82,933 made directly to Mr. Bucher for severance, following his resignation from the Adept in September 2009.
(22)	Includes severance paid to Mr. Deans of CAD $178,500, or US $154,195, as well as $417 paid by Adept on Mr. Deans’ behalf for health insurance coverage.

Changes in Management

(23)	Mr. Dulchinos was promoted to the position of Chief Executive Officer effective September 3, 2008.
(24)	Mr. Bucher resigned his position as Chief Executive Officer effective September 3, 2008 and terminated his employment with Adept on November 7, 2008. He continued to serve as a director of the Company during fiscal 2009.
(25)	Ms. Cummins was appointed Chief Financial Officer of Adept in July 2007.
(26)	Mr. Deans’ service as Vice President, Business Development ended November 21, 2008.

Exchange Rate

(27)	Mr. Melis is paid in local currency, which is the euro. In fiscal 2009, Mr. Melis was paid a base salary of €127,423, including the temporary salary reductions discussed in “Salary” above, and he received €13,010 in automobile allowance. In fiscal 2008, Mr. Melis was paid a salary of €126,300 and he received €10,655 in automobile allowance. In fiscal 2007, Mr. Melis was paid a salary of €120,000 and he received €10,441 in automobile allowance. Salary, automobile allowance and insurance premium amounts shown in dollars in the table above were derived using a daily average exchange rate of US $1.37429 per euro for fiscal 2009, a daily average exchange rate of US $1.47061 per euro for fiscal 2008 and a daily average exchange rate of US $1.30573 per euro for fiscal 2007. Commission and bonus amounts for both years were calculated in dollars and paid in euros.
(28)	Mr. Deans was paid in local currency, which is the Canadian dollar. In fiscal 2009, Mr. Deans was paid a salary of CAD $59,500 and severance of CAD $178,500 and insurance payments of CAD $483 were made on his behalf. In fiscal 2008, Mr. Deans was paid a salary of CAD $234,000 and a cash bonus of CAD $38,610, and insurance payments of CAD $2,582 were made on his behalf. In fiscal 2007, Mr. Deans was paid a salary of CAD $235,000 and insurance payments of CAD $2,057 were made on his behalf. Salary, bonus and insurance premium amounts shown in dollars in the table above were derived using a daily average exchange rate of US $86384 per Canadian dollar for fiscal 2009, a daily average exchange rate of US $0.99082 per Canadian dollar for fiscal 2008 and a daily average exchange rate of US $0.88379 per Canadian dollar for fiscal 2007.

The following table sets forth certain information with respect to the grant of non-equity and equity incentive plan awards under our various equity and non-equity incentive plans.

Grant of Plan-Based Awards in Fiscal 2009

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)						Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Stock Awards; Number Shares of Stock (#) (3)	All Option Awards; Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($) (6)		Target ($) (7)		Maximum ($) (8)		Threshold (#)	Target (#)	Maximum (#)
John Dulchinos— President and Chief Executive Officer	9/02/2008	$8,550		$42,750		$85,550		2,463	12,315	24,630	—	—	—	—
	9/08/2008	—		—		—		—	—	—	—	100,000	$9.48	$453,014
	9/12/2008	—		—		—		—	—	—	21,000	—	—	$171,150
	4/01/09	—		—		—		—	—	—	8,201	—	—	$34,198
	6/04/2009	—		—		—		—	—	—	—	85,000	$3.07	$142,425

Lisa M. Cummins— Vice President of Finance and Chief Financial Officer	9/02/2008	$6,600		$33,000		$66,000		1,901	9,506	19,012	—	—	—	—
	9/08/2008	—		—		—		—	—	—	—	25,000	$9.48	$113,256
	9/12/2008	—		—		—		—	—	—	17,850	—	—	$145,478
	4/01/09	—		—		—		—	—	—	1,583	—	—	$6,601
	6/04/2009	—		—		—		—	—	—	—	20,000	$3.07	$33,830

Joachim Melis—Vice President, Worldwide Sales	9/02/2008	$10,000	(9)	$115,955	(10)	$192,125	(11)	—	—	—	—	—	—	—
	9/08/2008	—		—		—		—	—	—	—	15,000	$9.48	$67,953
	6/04/2009	—		—		—		—	—	—	—	20,000	$3.07	$33,830

David Pap Rocki—Vice President, Worldwide Operations	9/02/2008	$5,919		$29,595		$59,190		1,705	8,525	17,051	—	—	—	—
	9/08/2008	—		—		—		—	—	—	—	5,000	$9.48	$22,652
	9/12/2008	—		—		—		—	—	—	15,000	—	—	$122,250
	4/01/09	—		—		—		—	—	—	3,785	—	—	$15,783
	6/04/2009	—		—		—		—	—	—	—	12,500	$3.07	$21,140

Robert H. Bucher—Former Chief Executive Officer	9/08/2008	—		—		—		—	—	—	—	—	—	—
	9/12/2008	—		—		—		—	—	—	45,714	—	—	$372,569

Gordon Deans—Former Vice President, Business Development	9/08/2008	—		—		—		—	—	—	—	5,000	$9.48	$22,652
	9/12/2008	—		—		—		—	—	—	18,000	—	—	$146,700

(1)	Refers to potential cash payouts, including commissions, under our Fiscal 2009 Executive and Senior Management Payment Plan, as adopted on September 2, 2008 (the “Effective Date”). For all eligible NEOs other than our Vice President, Worldwide Sales, potential cash bonuses are based on the achievement of annual revenue and/or operating profit targets and are payable at a rate of 30% of the total potential bonus amount. Such cash bonuses are payable only when a minimum threshold has been met and range between 3% and 30% of annual base salary, and thus were entirely at risk in fiscal 2009. For our Vice President, Worldwide Sales, potential sales commissions are based on sales revenue and range between 0.07% and 0.25% of Adept sales revenue. No cash bonus payments were paid out to eligible NEOs for fiscal 2009 corporate performance.
(2)	Refers to the potential award of restricted stock options under our Fiscal 2009 Executive and Senior Management Payment Plan, as adopted on September 2, 2008. For all eligible NEOs other than our Vice President, Worldwide Sales, potential restricted stock awards are based on the achievement of annual revenue and operating profit targets and are payable at a rate of 70% of the total potential bonus amount, as reflected in dollars. Such restricted stock awards are payable only when a minimum threshold has been met and range between 7% and 70% of annual base salary, as reflected in dollars. The number of potential restricted stock awards is determined by dividing the potential bonus figure earned in dollars by the closing price of Adept’s stock on the Effective Date. Potential awards consist of shares of restricted stock to be granted after completion of fiscal 2009 and issued under the Adept 2005 Equity Incentive Plan, to vest quarterly over a two-year period commencing at the end of fiscal 2009. No restricted stock awards were made to eligible NEOs for fiscal 2009 corporate performance.
(3)	Restricted stock awards made on September 12, 2008 reflect awards for fiscal 2008 corporate performance and vest quarterly over two years. Restricted stock awards made on April 1, 2009 were made as an incentive in recognition of salary reductions implemented for NEOs in the second half of fiscal 2009 and vest quarterly over six months.
(4)	During fiscal 2009, we granted options to our executives under our 2005 Equity Incentive Plan. All options have an exercise price that is the closing price of our common stock on NASDAQ on the date of grant and expire ten years from the grant date. Amounts in table represents time-based incentive stock option grants awarded during fiscal 2009.
(5)

The grant date fair value of option awards is calculated using the Black-Scholes valuation model in accordance with SFAS 123(R). These amounts may reflect options granted in years prior to fiscal 2008. The grant date fair value of restricted stock awards is calculated by multiplying the number of shares awarded by the closing price of Adept’s shares on the date the award is made, in accordance with SFAS 123(R). See Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended June 30, 2008 for more information about how we account for stock-based compensation.

(6)	Represents threshold bonus amounts of 3% of annual base salary for each executive other than Mr. Melis, based on corporate performance related to annual revenue and operating income metrics established by the Compensation Committee.
(7)	Represents target bonus amounts of 15% of annual base salary for each executive other than Mr. Melis, based on corporate performance related to annual revenue and operating income metrics established by the Compensation Committee.
(8)	Represents maximum bonus amounts of 30% of annual base salary for each executive other than Mr. Melis, based on corporate performance related to annual revenue and operating income metrics established by the Compensation Committee.
(9)	Represents potential commission amounts for Mr. Melis based on a commission rate of 0.17% of Adept’s target for total worldwide sales in fiscal 2009. The payment of commission is dependent upon the achievement of revenue thresholds for each quarter. These thresholds were not met in fiscal 2009 and no commission amounts were paid to Mr. Melis for fiscal 2009.

The following table sets forth certain information with respect to the outstanding equity awards held by the named executive officers at the end of the fiscal year ended June 30, 2009.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Yet Vested		Market Value of Shares of Stock That Have Not Yet Vested (2)
John Dulchinos—President and Chief Executive Officer	2,200	—		$27.81	10/08/2009		13,125	(3)	$32,944
	6,000	—		$37.50	2/01/2010		4,101	(4)	$10,294
	2,000	—		$118.75	8/01/2010
	2,000	—		$42.00	6/15/2011
	2,000	—		$35.81	8/09/2011
	632	—		$16.55	10/22/2011
	2,528	—		$16.30	12/14/2011
	2,500	—		$13.95	5/03/2012
	1,625	—	(5)	$4.25	4/08/2013	(5)
	6,375	—		$1.50	4/08/2013
	10,000	—		$6.50	9/13/2014
	5,000	—		$5.50	3/09/2015
	1,791	209		$9.85	11/18/2015
	2,083	417		$10.80	2/09/2016
	1,927	573		$13.94	5/05/2006
	11,947	6,553		$8.067	11/17/2016
	9,791	13,709		$5.74	10/04/2017
	18,750	81,250		$9.48	9/08/2018
	—	84,500	(6)	$3.07	6/04/2019	(6)
	—	500		$3.07	6/04/2019

Lisa M. Cummins—Vice President of Finance and Chief Financial Officer	12,500	12,500		$7.14	6/08/2017		11,157	(3)	$28,004
	9,375	13,125		$5.74	10/04/2017		792	(4)	$1,988
	4,686	20,314		$9.48	9/08/2018
	—	19,500	(6)	$3.07	6/04/2019	(6)
	—	500		$3.07	6/04/2019

Joachim Melis—Vice President, Worldwide Sales	323	—		$27.81	10/8/2009		—		—
	1,400	—		$81.88	5/11/2010
	150	—		$118.75	8/1/2010
	1,000	—		$42.00	6/15/2011
	520	—		$23.20	9/6/2011
	520	—		$13.95	5/3/2012
	500	—		$4.25	4/8/2013
	2,100	—		$1.50	4/8/2013
	8,000	—		$6.50	9/13/2014
	5,000	—		$5.50	3/9/2015
	2,239	261		$9.85	11/18/2015
	1,250	250		$10.80	2/9/2016
	1,541	459		$13.94	5/5/2016
	3,229	1,771		$8.067	11/17/2016
	5,833	8,167		$5.74	10/04/2017
	2,812	12,188		$9.48	9/08/2018
	—	19,500	(6)	$3.07	6/04/2019	(6)
	—	500		$3.07	6/04/2019

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Yet Vested		Market Value of Shares of Stock That Have Not Yet Vested (2)
David Pap Rocki—Vice President, Worldwide Operations	800	—		$57.50	3/01/2010		9,375	(3)	$23,531
	600	—		$118.75	8/01/2010		1,893	(4)	$4,751
	1,200	—		$42.00	6/15/2011
	500	—		$23.20	9/06/2011
	260	—		$16.55	10/22/2011
	800	—		$13.95	5/03/2012
	510	—	(5)	$4.25	4/08/2013	(5)
	2,140	—		$1.50	4/08/2013
	10,000	—		$6.75	4/27/2014
	5,000	—		$5.50	3/09/2015
	11,302	6,198		$8.067	11/17/2016
	2,916	4,084		$5.74	10/04/2017
	937	4.063		$9.48	9/08/2018
	—	12,500	(6)	$3.07	6/04/2019	(6)

Robert H. Bucher—Former Chief Executive Officer	120,000	—		$6.05	6/30/2010	(7)	—		—
	10,000	—		$6.15	6/30/2010	(7)
	105,416	—		$8.00	6/30/2010	(7)
	32,083	—		$8.00	6/30/2010	(7)
	47,500	—	(8)	$13.94	6/30/2010	(7)(8)
	38,750	—		$8.067	6/30/2010	(7)

Gordon Deans—Former Vice President, Business Development (9)	—	—		—	—		—		—

(1)	Unless otherwise noted, options vest 1/48th per month over four years.
(2)	Represents the market value of unvested restricted stock held as of June 30, 2009 based on the closing price of a share of Adept common stock of $2.51 on June 30, 2009.
(3)	These shares of restricted stock were awarded for fiscal 2008 corporate performance on September 12, 2008 and vest quarterly over two years, with first vesting October 1, 2008.
(4)	These shares of restricted stock were awarded on April 1, 2009 in recognition of salary reductions implemented for NEOs in the second half of fiscal 2009, and vest quarterly over six months, with first vesting June 30, 2009.
(5)	To avoid unintended and severe tax penalties to our affected employees that otherwise would have resulted from the IRS’s adoption of IRS Code Section 409A, Adept amended this stock option in January 2007, which was originally awarded at an exercise price of $1.50 per share in April 2003, to reflect an exercise price of $4.25 per share, and paid the difference in exercise price directly to the option holder.
(6)	Represents options granted under the 2005 Plan, which is subject to approval by stockholders of amendments to the 2005 Plan at the 2009 Annual Meeting.
(7)	Under the terms of the Separation Agreement and Release of All Claims entered into December 15, 2008 between Adept and Mr. Bucher, Mr. Bucher’s options continued to vest through June 30, 2009 and remain exercisable through June 30, 2010.
(8)

In May 2006, Mr. Bucher was granted a performance option to purchase up to 65,000 shares. The number of shares for which the option is exercisable was determined to be 60,000 by the Compensation Committee in October 2006. This option vests over four years, commencing with 6/48ths vesting six months from the original date of grant, then 1/48th per month for the remaining 42 months.

(9)	Mr. Deans’ options were cancelled on April 1, 2009, following his departure from the Company.

The following table sets forth certain information with respect to options exercised by each named executive officer during the fiscal year ended June 30, 2009.

Option Exercises and Stock Vested During Fiscal Year 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (1)
John Dulchinos—President and Chief Executive Officer	—	—	11,975		$53,016
Lisa M. Cummins—Vice President of Finance and Chief Financial Officer	—	—	7,484		$38,297
Joachim Melis—Vice President Worldwide Sales	—	—	—		—
David Pap Rocki—Vice President Worldwide Operations	—	—	7,517		$35,266
Robert H. Bucher—Former Chief Executive Officer	—	—	45,714	(2)	$197,769
Gordon Deans—Former Vice President, Business Development	—	—	6,750		$36,621

(1)	The dollar amounts shown above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of the Company’s Common Stock on the vesting date, which is the gross taxable income on the value of the gain. Each officer elected to have withheld a sufficient number of shares of restricted stock to pay the taxes due at each vesting. The aggregate number of shares withheld and the total taxes paid on the vested shares during the fiscal year was as follows: Mr. Dulchinos elected to have withheld 4,662 vested shares in payment of a total taxable amount of $19,418; Ms. Cummins elected to have withheld 2,997 vested shares in payment of a total taxable amount of $14,799; Mr. Pap Rocki elected to have withheld 3,076 vested shares in payment of a total taxable amount of $13,085; Mr. Bucher elected to have withheld 18,213 vested shares in payment of a total taxable amount of $77,712; and Mr. Deans elected to have withheld 2,949 vested shares in payment of a total taxable amount of $20,664.
(2)	Under the terms of the Separation Agreement and Release of All Claims entered into December 15, 2008 between Adept and Mr. Bucher, vesting of restricted stock awarded in fiscal 2009 was accelerated to achieve full vesting as of January 1, 2009.

Pension Benefits/NonQualified Deferred Compensation

We do not offer pension benefits or have non-qualified deferred compensation and therefore have omitted the Pension Benefits and NonQualified Deferred Compensation tables.

Termination / Change in Control Payments

Separation Arrangements with Gordon Deans

The service of Gordon Deans, our former Vice President, Business Development, was terminated on November 21, 2008. On May 4, 2009, we entered into a letter agreement with Mr. Deans which provides for the terms of his separation from Adept. The letter agreement provides for payment to Mr. Deans of accrued salary and vacation time through November 21, 2008, as well as a severance payment equal to nine months of Mr. Deans’ base salary on November 21, 2008, less amounts already paid subsequent to such date while Mr. Deans continued employment with Adept as a non-officer employee. In addition, the shares of restricted stock granted to Mr. Deans in September 2008 continued to vest through April 1, 2009, and all remaining unvested restricted stock and unexercised stock options held be Mr. Deans were to be forfeited or canceled.

Separation Agreement with Robert H. Bucher

Robert H. Bucher served as our Chief Executive Officer from 2003 to September 8, 2008, at which time he resigned from his position as CEO. He remained employed by Adept as Executive Chairman until November 7, 2008. Following his resignation and separation from Adept, he remained as a director of the Company, but is not standing for re-election at the 2009 Annual Meeting of Stockholders.

On December 15, 2008, we entered into a Separation Agreement and Release of All Claims, referred to as the Separation Agreement, with Robert H. Bucher, that superceded the prior letter agreement dated September 2, 2008, which is referenced below. Under the terms of the Separation Agreement, Mr. Bucher was eligible to receive salary and accrued vacation payments through November 7, 2008, the date of his separation from Adept, a severance payment of $85,000 and continued medical coverage through June 30, 2009, unless Mr. Bucher otherwise was employed or became a paid consultant to another party. In addition, vesting was accelerated on the unvested portion of the 45,714 restricted shares awarded to Mr. Bucher in September 2008 so that all such shares were vested as of January 1, 2009 and no longer subject to forfeiture. Further, unvested options as of the date of Mr. Bucher’s separation from the Company continued to vest through June 30, 2009 and the resulting vested options remain exercisable through June 30, 2010.

Employment Letter Agreements with Robert H. Bucher

Following the resignation of Robert Bucher as our CEO and in connection with his appointment as our Executive Chairman and his continued employment with Adept in a non-CEO capacity, on September 2, 2008 we entered into a letter agreement providing for “at will” employment with a salary at 50% of existing base salary (or $170,000) for the first six months followed by a salary of 25% of prior base salary (or $85,000) thereafter for an additional six months of salary. Under the terms of this agreement, Mr. Bucher is not eligible to participate in Adept’s Fiscal 2009 Executive and Senior Management Payment Plan. Upon termination of his employment with Adept without cause and subject to execution of standard waiver and release documentation, restricted stock and options granted to Mr. Bucher for 2008 will be entitled to one additional year of accelerated vesting. This agreement was superceded by the 2003 Separation Agreement described above.

Change of Control Agreements with John Dulchinos and Lisa Cummins

In connection with our changes in management in September 2008, we entered into change of control agreements with Mr. Dulchinos, our Chief Executive Officer, and Ms. Cummins, our Chief Financial Officer, that provide for the acceleration of unvested options and restricted stock held by Mr. Dulchinos and Ms. Cummins, respectively, if such executives were terminated without cause or terminated voluntarily for good reason (as defined in the change of control agreement) after a change of control transaction, as defined below.

Change in Control Definition

Our 2001 Stock Option Plan defines a “Change in Control” as (i) any merger or consolidation in which Adept shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of Adept’s Common Stock immediately prior to such transaction), (ii) the sale of all or substantially all of Adept’s assets to any other person or entity (other than a wholly-owned subsidiary), (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act), (iv) the dissolution or liquidation of Adept, (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of Adept before such election or their nominees cease to constitute a majority of the Board, or (vi) any other event specified by the Compensation Committee, regardless of whether at the time an Option is granted or thereafter.

Our 2001 Stock Option Plan, 2003 Stock Option Plan, 2005 Equity Incentive Plan and the related option grant agreements with our NEOs provide that, upon a change in control of Adept, the Compensation Committee may, but is not required to, accelerate the time or times at which any options may be exercised.

Each change of control agreement defines “Change of Control” as (i) any merger or consolidation in which the voting securities of Adept owned by the stockholders immediately prior to such merger or consolidation do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) of the voting securities of Adept immediately prior to such merger or consolidation, and (2) is a beneficial owner (or is part of a group of related persons that is a beneficial owner) of more than 20% of the voting securities of Adept immediately after such merger or consolidation (other than Special Situations Funds and its affiliates), shall be excluded from the list of shareholders of Adept immediately prior to such merger or consolidation for purposes of the preceding calculation, (ii) the sale of all or substantially all of Adept’s assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 of that Act), directly or indirectly, of securities of Adept representing more than forty percent (40%) of the total voting power represented by Adept’s then outstanding voting securities (other than Special Situations Funds and its affiliates), (iv) the dissolution or liquidation of Adept, (v) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors, or (vi) any other event substantially similar in substance and result to an event set forth above as determined by the Compensation Committee.

Calculation of Potential Payments and Value of Equity Award Acceleration upon Termination Due to Death or Permanent Disability, or Change in Control

If each of our NEOs terminated their employment as a result of death, a total and permanent disability, or change of control on June 30, 2009, they would each have realized the following amounts as a result of the acceleration of all of their unvested restricted stock:

Name	Value of Accelerated Vesting of Restricted Stock (1)
John Dulchinos—President and Chief Executive Officer	$43,237	(2)(3)
Lisa M. Cummins—Vice President of Finance and Chief Financial Officer	$29,992	(2)(3)
Joachim Melis—Vice President, Worldwide Sales	$—
David Pap Rocki—Vice President, Worldwide Operations	$28,283	(2)
Robert H. Bucher—Former Chief Executive Officer (1)	$—
Gordon Deans—Former Vice President, Business Development (1)	$—

(1)	Represents the market value of unvested restricted stock held as of June 30, 2009 based on the closing price of a share of Adept common stock of $2.51 on June 30, 2009.
(2)	Each of our restricted stock award agreements with our NEOs provides that upon the date of a termination of an NEO’s employment as a result of the death or Total and Permanent Disablement of the NEO, all unvested shares shall vest as of such date of termination of the NEOs employment. Total and Permanent Disability has the meaning set forth in Section 22(e)(3) of the Internal Revenue Code.
(3)	Additionally, under their respective Change of Control Agreements, Mr. Dulchinos and Ms. Cummins would receive acceleration of their unvested restricted stock upon termination due to a change in control.

Each of our option grant agreements with our NEOs provides that upon the date of an NEO’s termination of employment as a result of the death or Total and Permanent Disability of the NEO, the entire option shall become fully exercisable and shall be exercisable for a period expiring on the earlier of six months following termination or the expiration of the option term. As of June 30, 2009, none of the NEOs had outstanding unvested in-the-money stock options, so no benefits from early vesting of stock options are included in the table.

Compensation Committee Interlocks and Insider Participation

During fiscal 2009, the Compensation Committee consisted of Messrs. Kelly, Majteles and Martin. No member of the Compensation Committee is, or was during fiscal 2009, an officer or employee of Adept or any of its subsidiaries. No member of the Compensation Committee is, or was during fiscal 2009, an executive officer of another company whose board of directors has a comparable committee on which one of Adept’s executive officers serves.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions

Arrangements with Investors in 2003 Financing

On November 18, 2003, Adept completed an equity financing, referred to as the “2003 Financing”, by several investors, including affiliates of Jon D. Gruber and J. Patterson McBaine and affiliates of Austin W. Marxe and David M. Greenhouse as identified in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. Under the purchase agreement with the affiliates of Marxe and Greenhouse, referred to as the SSF Purchase Agreement, we sold an aggregate of 1,777,780 shares of common stock at a per share purchase price of $4.50 and issued warrants to purchase an aggregate of 888,890 of common stock at an initial per share price equal to $6.25. Under the purchase agreement with the affiliates of Gruber and McBaine, referred to as the “Gruber Purchase Agreement”, we sold an aggregate of 444,444 shares of common stock at a per share purchase price of $4.50 and issued warrants to purchase an aggregate of 222,222 of common stock at an initial per share price equal to $6.25, with substantially similar terms as the SSF Purchase Agreement. The warrants issued in the 2003 Financing expired on November 18, 2008.

Pursuant to the SSF Purchase Agreement (but not the Gruber Purchase Agreement), Adept agreed to the director designation rights of SSF discussed above. Adept also agreed to provide the investors with certain information rights, covenanted to take various actions, including registering the common stock and shares issuable upon conversion of the warrants issued in the 2003 Financing, and listing such shares and warrants shares, and refraining from materially reducing its insurance. Adept also granted rights to indemnification generally for an 18-month period for its representations, warranties and covenants in the purchase agreements.

Adept also entered into registration rights agreements with the investors in the 2003 Financing, under which we were required to register the resale of the common stock and warrant shares issued in the 2003 Financing. Adept’s registration statement with respect to such common stock and warrant shares was declared effective by the SEC in 2004. Adept has certain rights to delay updating the registration statement or prospectus included in the registration statement during periods while we are in possession of material non-public information that would be required to be included in the prospectus. Failure to maintain the effectiveness and availability of the registration statement for the investors’ use subjects Adept to liquidated damages of 1.5% of the aggregate amount invested by an investor for each 30-day period (but not any portion thereof). Adept also has certain customary obligations to indemnify the investors in the 2003 Financing for losses incurred by the investors in connection with any untrue statements of material fact or material omissions in the registration statement and for certain violations of securities and other similar laws.

Arrangements with Investors in 2006 Financing

On June 22, 2006, Adept completed a private placement of its common stock, referred to in this proxy statement as the 2006 Financing, to several affiliates of Crosslink identified in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. Under the purchase agreement with the investors, we issued and sold an aggregate of 731,251 shares of common stock at a per share purchase price of $13.6752.

Adept also entered into a registration rights agreement with the investors in the 2006 Financing requiring Adept to register the resale of the Adept common stock issued in the private placement. The SEC declared effective a registration statement with respect to the shares in July 2006 and Adept has deregistered the resale of securities covered by this registration statement in fiscal 2009 as it was no longer obligated to maintain its effectiveness. Adept is subject to other customary registration and indemnification obligations for the benefit of the selling stockholders for losses incurred by the investors in connection with any untrue statements of material fact or material omissions in the registration statement and for certain violations of securities and other similar laws.

On May 13, 2007, Adept and the Crosslink investors in the 2006 Financing entered into a settlement agreement relating Adept’s restatement of certain financial statements in its quarterly reports on Form 10-Q for fiscal 2006. Pursuant to the settlement agreement, Adept issued 225,000 shares of its common stock to the investors with registration rights substantially similar to those registration rights in the 2006 Financing, requiring Adept to register the resale of such shares and to keep such registration statement effective for two years or until all of the shares covered by the registration statement are sold in a public offering or can be sold without restriction under Rule 144(k).

Adept’s Nominating and Corporate Governance Committee (or Audit Committee, where applicable) reviews all related party transactions of Adept annually, and as and when they arise as needed.

Other Matters

Adept knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Adjournment of the Annual Meeting

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the Annual Meeting, the proposal could not be approved unless the Annual Meeting was adjourned in order to permit further solicitation of proxies from holders of Adept common stock. Proxies that are being solicited by Adept’s Board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the stockholders other than an announcement of the time and place at the Annual Meeting. A majority of the shares represented and voting at the Annual Meeting is required to approve the adjournment, regardless of whether there is a quorum present at the Annual Meeting.

A copy of Adept’s Annual Report for fiscal 2009 can be accessed as instructed in the Notice of Internet Availability of Proxy Materials or a paper copy of the Annual Report for fiscal 2009 can be requested as described in the Notice of Internet Availability of Proxy Materials or as described herein by all stockholders entitled to notice of and to vote at the Annual Meeting concurrently with this proxy statement. The Annual Report is not incorporated into this proxy statement and is not proxy soliciting material.

By Order of the Board of Directors

Lisa M. Cummins
Corporate Secretary and Chief Financial Officer

Dated: September 24, 2009

APPENDIX A

ADEPT TECHNOLOGY, INC.

2005 EQUITY INCENTIVE PLAN

Adopted by the Board June 16, 2005

Approved by the Stockholders November 3, 2005

Amended November 4, 2005 and Approved by the Stockholders November 9, 2007

Amended June 4, 2009 (for Stockholder Approval November 6, 2009)

Termination Date: June 16, 2015

1.	Purpose

The purpose of the Adept Technology, Inc. 2005 Equity Incentive Plan (the “Plan”) is to advance the interests of Adept Technology, Inc. (the “Company”) by stimulating the efforts of employees, officers, directors and consultants, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. The Plan provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Performance Award Units, which may be paid in cash or stock or a combination thereof, as determined by the Committee.

2.	Definitions

As used in the Plan, the following terms will have the meanings set forth below:

(a) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award Unit granted to a Participant pursuant to the provisions of the Plan, any of which the Committee may structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.

(b) “Award Agreement” means a written agreement or other instrument as approved from time to time by the Committee implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means, unless the Committee or the Board provides otherwise, the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

(ii) In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of

Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals. A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

(v) A complete liquidation or dissolution of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(f) “Committee” has the meaning set forth in Section 3.

(g) “Company” means Adept Technology, Inc., a Delaware corporation.

(h) “Consultant” means any consultant, independent contractor or adviser rendering services to the Company or any Subsidiary (provided that such person renders bona fide services not in connection with the offering and sale of securities in capital raising transactions).

(i) “Director” means each member of the Board who is not an officer or employee of the Company or any Subsidiary.

(j) “Fair Market Value” on a date means the closing price per Share on such date as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the Over-the-Counter Bulletin Board or such other market in which such Share prices are regularly quoted, unless the Committee provides otherwise.

(k) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(l) “Nonqualified Stock Option” means a stock option that does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(m) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 7.

(n) “Participant” means any individual described in Section 4 to whom the Committee grants or has granted Awards and any authorized transferee of such individual.

(o) “Performance Award Unit” means a bonus opportunity awarded under Section 10 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of performance criteria specified in the Award Agreement.

(p) “Plan” means Adept Technology, Inc. 2005 Equity Incentive Plan as set forth herein and as amended from time to time.

(q) “Qualifying Performance Criteria” and “Criteria” have the meaning set forth in Section 14(b).

(r) “Restricted Stock” means Shares granted pursuant to Section 9.

(s) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(t) “Retirement” shall have the meaning specified by the Committee in the terms of an Award or, in the absence of any such term, shall mean retirement from active employment with the Company or its Subsidiaries (i) at or after age 55 and with the approval of the Committee or (ii) at or after age 65. The determination of the Committee as to an individual’s Retirement shall be conclusive on all parties.

(u) “Shares” means shares of the Company’s common stock, par value $0.001, subject to adjustment as provided in Section 13.

(v) “Stock Appreciation Right” means a right granted pursuant to Section 8 that entitles the Participant to receive, in cash, Shares or a combination thereof, an amount equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares when exercised, over (ii) the exercise price of the right, as established by the Committee when granted.

(w) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that the Company directly or indirectly controls.

(x) “Total and Permanent Disablement” shall have the meaning set forth in Section 22(e)(3) of the Code. The determination of the Committee as to an individual’s Total and Permanent Disablement shall be conclusive on all parties.

3.	Administration

(a) Administration of the Plan. The Compensation Committee of the Board or another committee of two or more directors as established by the Board will administer the Plan (the “Committee”). Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or disqualify an Award intended to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

(b) Delegation of Authority by the Committee. The Committee may delegate to a subcommittee (a “Subcommittee”) composed of one or more officers of the Company (who may but need not be members of the Board) the ability to grant Awards and take the same actions as the Committee described in Section 3(c) or elsewhere in the Plan with respect to Participants who are not executive officers; provided, however, that the resolution authorizing the Subcommittee must specify the total number of Shares that may be subject to Awards granted by the Subcommittee pursuant to the delegated authority. Any Award granted by the Subcommittee will be subject to the form of Award Agreement approved in advance by the Committee. No officer who is a member of the Subcommittee may be granted Awards under the authority delegated to the Subcommittee. Any action by any Subcommittee within the scope of such delegation will be treated for all purposes as if taken by the Committee and references in this Plan to the Committee will include any such Subcommittee. The Committee may also delegate the administration of the Plan to one or more officers of the Company (each a “Plan Administrator”), and the Plan Administrator(s) may have the authority to execute and distribute Award Agreements or other documents evidencing or relating to Awards, maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, interpret and administer the terms of Award Agreements and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, subject to the Committee’s ultimate authority to administer and interpret the Plan.

(c) Powers of Committee. Subject to the express provisions of this Plan, the Committee will be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible under Section 4 to be granted Awards and the timing of Awards, if any, to be granted to such eligible persons; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment or consulting services, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a Change in Control), or other factors; (iv) to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other documents relating to Awards made under this Plan (which may be different) and the terms of or form of any document or notice the Participants are required to deliver to the Company; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 13; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(d) Determinations by the Committee. All decisions, determinations and interpretations by the Committee related to the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, will be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee will consider those factors as it deems relevant, in its sole and absolute discretion, to making any decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(e) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by or consulting for a Subsidiary, the Company may implement such a grant, if the Committee so directs, by issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, the Subsidiary may issue the Award by and in its name and the Award will be deemed granted on the date determined by the Committee.

4.	Eligibility

The Committee may select any Director, Consultant or person who is a current or prospective officer or employee of the Company or of any Subsidiary for the grant of Awards. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code.

5.	Effective Date and Termination of Plan

The Company’s Board adopted this Plan as of June 16, 2005 (the “Effective Date”), subject to approval of the Company’s shareholders. The Plan will remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Board may terminate the Plan at any time. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards previously granted and then in effect.

6.	Shares Subject to the Plan and to Awards

(a) Aggregate Limits. The maximum aggregate number of Shares issuable pursuant to all Awards is 1,250,000. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards will be subject to adjustment as provided in Section 13. The Shares issued pursuant to Awards granted under this Plan may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market.

(b) Issuance of Shares. For purposes of Section 6(a), the aggregate number of Shares issued under this Plan at any time equals only the number of Shares actually issued upon exercise or settlement of an Award. Shares (i) subject to Awards that are canceled, expired, forfeited or settled in cash and (ii) that are delivered or deemed delivered to the Company in payment or satisfaction of the exercise price or tax withholding obligation of an Award will again be available for issuance pursuant to Awards granted under the Plan.

(c) Tax Code Limits. The maximum aggregate number of Shares issuable under all Awards granted under this Plan during any calendar year to any one Participant is 160,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code. The maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan is 1,000,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an

Incentive Stock Option under Section 422 of the Code. The maximum amount payable pursuant to that portion of a Performance Award Unit granted under this Plan in any calendar year to any Participant that is denominated in dollars (as opposed to Shares) and is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code is Four Hundred Thousand ($400,000).

7.	Options

(a) Option Awards. The Committee may grant Options to Participants at any time prior to the termination of the Plan. No Participant will have any rights as a shareholder with respect to any Shares subject to Options until said Shares have been issued. Each Option will be evidenced by an Award Agreement. Options granted pursuant to the Plan may be different but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price. The Committee will establish the exercise price per Share of each Option, which, in no event will the purchase price be less than the Fair Market Value of a Share on the date of grant; provided, however, that if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the purchase price of the Option must be at least 110 percent of the Fair Market Value of a Share on the date of grant; and provided further, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value on the date such Option is granted if based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, withholding of Shares deliverable upon exercise or a combination thereof.

(c) No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 13) the exercise price of an Option may not be reduced without shareholder approval.

(d) Vesting and Expiration of Options. Unless otherwise specified by the Committee, Options shall vest monthly following the grant date as to 1/48th of the Options granted (for a total of four year vesting) Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of an Option may be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis, and the Committee may take into consideration any accounting consequences to the Company. Notwithstanding the foregoing, unless the Shares are quoted on the NASDAQ or other national stock exchange, in the case of an Option granted to persons other than directors or officers of the Company, the Option’s vesting period shall be at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions including, without limitation, continued employment or consulting services; provided, however, that in the case of an Option granted to officers of the Company or its affiliates, the Option shall vest at any time or during any period established by the Committee subject to the terms of this Plan and the Award Agreement. Each Option will expire within a period of not more than ten (10) years from the date of grant, subject to earlier expiration of an Option upon termination of service as specified in the Award Agreement.

(e) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 7, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant is a 10% Shareholder, the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 7 to the contrary, options designated as Incentive Stock Options will be ineligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that (i) the aggregate Fair Market Value of Shares

(determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options otherwise remain exercisable but are not exercised within three (3) months after of termination of employment (or such other period of time provided in Section 422 of the Code).

8.	Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 7. The provisions of Stock Appreciation Rights do not need to be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan will be granted subject to the same terms and conditions applicable to Options as set forth in Section 7; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option will have the terms and conditions of such Option. Subject to the provisions of Section 7, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it deems appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination of both. Other than in connection with a change in the Company’s capitalization (as described in Section 13), the exercise price of a Stock Appreciation Right may not be reduced without shareholder approval. Each Stock Appreciation Right will be evidenced by an Award Agreement.

9.	Restricted Stock and Restricted Stock Units

(a) Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time before the termination of the Plan to Participants selected by the Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms, as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units will be evidenced by an Award Agreement. Unless the Committee determines otherwise, each Restricted Stock Unit will be equal to one Share. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan do not need to be identical, but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth herein.

(b) Contents of Award Agreement. Each Award Agreement will contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined by the Committee, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Restricted Stock or Restricted Stock Units, (vi) restrictions on the transferability of the Restricted Stock or Restricted Stock Units, and (vii) such further terms and conditions in each case not inconsistent with this Plan as may be determined by the Committee. Shares issued under a Restricted Stock or Restricted Stock Unit Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

(c) Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committees establishes, which may include Qualifying Performance Criteria or other Criteria. The grant, issuance, retention, vesting and/or settlement of Shares under any Restricted Stock or Restricted Stock Unit Award that is based upon continued employment or the passage of time shall vest or be settled in full over a period determined by the Committee, and the Committee may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Participant’s death, disability or in connection with a Change in Control, and the Committee may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Restricted Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Participant. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Restricted Stock or Restricted Stock Unit is granted.

(d) Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the Committee, to the extent specified in the Award Agreement, may reduce the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations on the basis of such further considerations as the Committee will determine.

(e) Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted under this Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(f) Dividends and Distributions. Participants in whose name Restricted Stock is granted will be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the Committee. Any such dividends or distributions will be automatically reinvested in additional Shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed. Shares underlying Restricted Stock Units will be entitled to dividends or dividend equivalents only to the extent provided by the Committee.

10.	Performance Award Units

(a) General. Each Performance Award Unit Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to the performance criteria established for a performance period established by the Committee.

(b) Award Agreement. The terms of any Performance Award Unit will be set forth in an Award Agreement. Each Award Agreement evidencing an Performance Award Unit will contain provisions about (i) the target and maximum amount payable to the Participant as a Performance Award Unit, (ii) the performance criteria and level of achievement versus these criteria that will determine the amount of such payment, (iii) the term of the performance period as to which performance will be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Performance Award Unit before actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case consistent with this Plan as the Committee may periodically determine.

(c) Performance Criteria. The Committee will establish the performance criteria and level of achievement versus these criteria that will determine the target and maximum amount payable under a Performance Award Unit, which criteria may be based on financial performance and/or personal performance evaluations. The

Committee may specify the percentage of the target Performance Award Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Performance Award Unit that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on the Qualifying Performance Criteria the Committee selects and specifies when the Performance Award Unit is granted.

(d) Timing and Form of Payment. The Committee will determine the timing of payment of any Performance Award Unit. Payment of the amount due under a Performance Award Unit may be made in cash or in Shares, as determined by the Committee.

(e) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the Committee may, to the extent specified in the Award Agreement, reduce the amount paid under a Performance Award Unit on account of either financial performance or personal performance evaluations on the basis of such further considerations as the Committee will determine.

11.	Deferral of Gains

The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of a Performance Award Unit. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(1)(B) of the Code.

12.	Conditions and Restrictions Upon Securities Subject to Awards

The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award will be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify before the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

13.	Adjustment of and Changes in the Stock

(a) In the event that the number of Shares increases or decreases through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, then the Committee may appropriately adjust each Share that has been authorized for issuance under the Plan, whether such Share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 6 to reflect such increase or decrease, unless the Company provides otherwise under the terms of such transaction. The Committee may also adjust the terms of any outstanding Award as to price, number of Shares subject to such Award and other terms to reflect the foregoing events.

(b) In the event of any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares have been changed, or for which Shares have been exchanged, whether by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee will, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In addition, in the event of a change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan intended to qualify as Incentive Stock Options must comply with the requirements, provisions and restrictions of the Code.

(c) No right to purchase fractional shares will result from any adjustment in Awards pursuant to this Section 13. In case of any such adjustment, the shares subject to the Award will be rounded down to the nearest whole share. The Company will give notice of any adjustment made to each Participant, and such adjustment (whether or not notice is given) will be effective and binding for all purposes of the Plan.

14.	Qualifying Performance-Based Compensation

(a) General. The Committee may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. The Committee will certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued or the amount paid under an Award intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion determines.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” will mean any of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either quarterly, semi-annually, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as the Committee specifies: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total shareholder return, (vi) return on capital (including return on total capital or return on capital employed), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) product sales (including new user sales), or (xxi) customer service. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any performance evaluation under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year. For purposes of clarification and not limitation, at the discretion of the Committee, performance criteria employed pursuant to the Plan may also include items not constituting Qualifying Performance Criteria, or the Committee may appropriately adjust any performance evaluation of Qualifying Performance Criteria or such other criteria in a manner not consistent with Section 162(m) of the Code, provided that compensation may not be determined to be “performance-based compensation” pursuant to Section 162(m) of the Code.

15.	Transferability

Unless the Committee specifies otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than (i) by will or the laws of descent and distribution, provided that, if the Shares are quoted on the NASDAQ or other national stock exchange, the Award may also be transferred (ii) pursuant to a domestic relations order or (iii) to any “family member” of the Participant (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms. Notwithstanding the foregoing, clauses (ii) and (iii) immediately above shall not be available with respect to Incentive Stock Options. Each Option or Stock Appreciation Right will be exercisable during the Participant’s lifetime only by the Participant, the Participant’s guardian or legal representative or an individual or an authorized transferee of the Option or Stock Appreciation Right as permitted pursuant to this Plan.

16.	Suspension or Termination of Awards

Except as otherwise provided by the Committee or by applicable law (including, without limitation, Delaware law), if at any time (including after a notice of exercise has been delivered or an Award has vested) the Chief Executive Officer or any other person designated by the Committee (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 16 (which shall constitute “cause” for termination of employment or service), the Authorized Officer, Committee or Board of Directors may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Committee or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, deliberate disregard of Company or Subsidiary rules, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Committee or by applicable law (including, without limitation, Delaware law), (i) neither the Participant nor his or her estate nor transferee will be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Incentive Award lapse, or otherwise receive payment or Shares under any Award, and (ii) the Participant will forfeit all outstanding Awards. In making such determination, the Committee or an Authorized Officer may give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee or an opportunity to submit written comments, documents, information and arguments to be considered by the Committee. Any dispute by a Participant or other person as to the determination of the Committee must be resolved pursuant to Section 23.

17.	Compliance with Laws and Regulations

The grant, issuance, vesting, exercise and settlement of Awards under this Plan, and the obligation of the Company to sell, issue or deliver shares of such Awards, will be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company will not be required to register in a Participant’s name or deliver any shares before the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body, which the Committee will determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, the Company and its Subsidiaries will be relieved of any liability with respect to the failure to issue or sell such shares absent such requisite authority. No Option will be exercisable and no shares will be issued and/or transferable under any other Award unless a registration statement with respect to the shares underlying such Stock Option or other Award is effective and current or the Company has determined that such registration is unnecessary. In the event that the Committee determines that the Company is prohibited from issuing shares in respect of an Award pursuant to the preceding sentence, the Committee may, in its sole discretion, provide for a cash payment to the holder of the Award in settlement thereof in lieu of the issuance of shares under the Award.

If an Award is granted to or held by a Participant employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

18.	Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant must satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of shares issued under an Incentive Stock Option, the vesting of or settlement of Shares or deferred units under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries will not be required to issue Shares, make any payment or to recognize the transfer or disposition of shares until the Participant satisfies such obligations. The Committee may permit these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to the Participant upon exercise of the Option or the vesting or settlement of an Award, or by tendering shares previously acquired.

19.	Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 13, no such amendment will, without the approval of the shareholders of the Company:

(a) increase the maximum number of shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 7(a);

(c) reduce the exercise price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants;

(f) otherwise amend the Plan in any manner requiring shareholder approval by applicable law or under the listing requirements of NASDAQ or other national stock exchange or other market in which Share prices are quoted; or

(g) increase the individual maximum limits in Section 6(c).

No amendment or alteration to the Plan or an Award or Award Agreement will be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent will be required if the Committee determines in its sole discretion and before the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation.

20.	No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence will not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21.	Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22.	Governing Law

This Plan and any agreements or other documents hereunder will be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation will be deemed to include any successor law, rule or regulation of similar effect or applicability.

23.	Arbitration of Disputes

If a Participant or other holder of an Award or person claiming a right under an Award or the Plan wishes to challenge any action of the Committee, the person may do so only by submitting to binding arbitration with respect to such decision. The review by the arbitrator will be limited to determining whether the Participant or other Award holder has proven that the Committee’s decision was arbitrary or capricious. This arbitration will be the sole and exclusive review permitted of the Committee’s decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

Notice of demand for arbitration will be made in writing to the Committee within thirty (30) days after the applicable decision by the Committee. The arbitrator will be selected by mutual agreement of the Committee and the Participant. If the Committee and the Participant are unable to agree on an arbitrator, the arbitrator will be selected by the American Arbitration Association. The arbitrator, no matter how selected, must be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association. The arbitrator will administer and conduct the arbitration pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side will bear its own fees and expenses, including its own attorney’s fees, and each side will bear one half of the arbitrator’s fees and expenses; provided, however, that the arbitrator will have the discretion to award the prevailing party its fees and expenses. The arbitrator will have no authority to award exemplary, punitive, special, indirect, consequential, or other extracontractual damages. The decision of the arbitrator on the issue(s) presented for arbitration will be final and conclusive and any court of competent jurisdiction may enforce it.

24.	No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, consultancy, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment, consultancy or service for any specified period of time. Neither an Award nor any benefits arising under this Plan will constitute an employment contract with the Company, any Subsidiary and/or its affiliates. This Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

25.	Financial Statements

To the extent required by applicable law, each Participant will receive a copy of the Company’s annual financial statements.

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ADEPT TECHNOLOGY, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
Vote on Directors		☐	☐	☐
1.	Election of 5 Directors (and if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate) Nominees:
	01) John Dulchinos	04) Robert J. Majteles
	02) A. Richard Juelis 03) Michael P. Kelly	05) Herbert J. Martin

Vote on Proposals						For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal(s):
2.

Approval of amendments to the Adept Technology, Inc. 2005 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance by 650,000 shares to a total of 1,250,000 shares, increase the maximum number of shares issuable for awards of incentive stock options granted to 1,000,000 shares, and increase the maximum number of shares subject to awards issued to any single individual to 160,000 shares per calendar year.

						☐	☐	☐

3.	Ratification of the selection of Armanino McKenna LLP to serve as the independent auditors of Adept Technology, Inc. for its fiscal year ending June 30, 2010.					☐	☐	☐

4.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented in this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

Please sign your name exactly as it appears on this Proxy. When signing as executor, administrator, attorney, trustee or guardian, please add your title as such. When shares are held jointly, each holder must sign. If the signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M17369-P84890

ADEPT TECHNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2009 ANNUAL MEETING OF STOCKHOLDERS

The stockholder(s) hereby appoint(s) John Dulchinos and Lisa M. Cummins, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Adept Technology, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at noon local time on November 6, 2009, at Adept’s corporate offices located at 5960 Inglewood Drive, Pleasanton, California 94588, and any adjournment(s) and postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL AND, IN THE DISCRETION OF THE PERSONS NAMED ABOVE, IN ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.